SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

   Filed by the Registrant [X]
   Filed by a Party other than the Registrant [ ]

   Check the appropriate box:
   [ ] Preliminary Proxy Statement
   [ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
       BY RULE 14a-6(e)(2))
   [X] Definitive Proxy Statement
   [ ] Definitive Additional Materials
   [ ] Soliciting Material Pursuant to ss. 240.14a-12

                                 XL CAPITAL LTD
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
-------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
 [X] No fee required.
 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)   Amount Previously Paid:

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   (2)   Form, Schedule or Registration Statement No.:

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


                                 XL CAPITAL LTD

                                ---------------

                NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 10, 2002

                                ---------------



                                                               Hamilton, Bermuda

April 5, 2002


TO THE CLASS A SHAREHOLDERS OF XL CAPITAL LTD:

     Notice is Hereby Given that the Annual General Meeting of Class A Shareholders ("Shareholders") of XL CAPITAL LTD (the "Company") will be held at the Executive Offices of the Company, XL House, One Bermudiana Road, Hamilton HM 11, Bermuda, on Friday, May 10, 2002 at 8:30 a.m. local time for the following purposes:

     1.   To elect six Class I Directors to hold office until 2005;

     2. To appoint PricewaterhouseCoopers LLP, New York, New York, to act as the independent auditors of the Company for the fiscal year ending December 31, 2002;

     3. To approve the amendment and restatement of the Company's 1991 Performance Incentive Program;

     4.   To approve the Company's Employee Share Purchase Plan; and

     5. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only Shareholders of record, as shown by the transfer books of the Company at the close of business on March 25, 2002, are entitled to notice of and to vote at the Annual General Meeting.


     PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. A PROXY NEED NOT BE A SHAREHOLDER OF THE COMPANY. YOUR SHARES WILL BE VOTED WITH THE INSTRUCTIONS CONTAINED IN THE PROXY STATEMENT. IF NO INSTRUCTION IS GIVEN, YOUR SHARES WILL BE VOTED "FOR" ITEMS 1 THROUGH 4 (INCLUSIVE) IN THE PROXY.

                                             By Order of The Board of Directors,



                                             Paul S. Giordano
                                             SECRETARY

                                 XL CAPITAL LTD
             XL HOUSE, ONE BERMUDIANA ROAD, HAMILTON HM 11, BERMUDA

                                ---------------

                                 PROXY STATEMENT

                                       FOR

                   THE ANNUAL GENERAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 10, 2002

                                ---------------

                                                                   April 5, 2002

     The accompanying proxy is solicited by the Board of Directors of XL CAPITAL LTD (the "Company") to be voted at the Annual General Meeting of Class A Shareholders ("Shareholders") of the Company to be held on May 10, 2002 and any adjournments thereof.

     When such proxy is properly executed and returned, the Class A Ordinary Shares, par value U.S.$0.01 per share ("Ordinary Shares" or "Shares"), of the Company it represents will be voted at the meeting on the following: (1) the election of the six nominees for Class I Directors identified herein; (2) the appointment of PricewaterhouseCoopers LLP, New York, New York ("Auditors"), to act as the independent auditors of the Company for the fiscal year ending December 31, 2002; (3) to approve the amendment and restatement of the Company's 1991 Performance Incentive Plan; (4) to approve the Company's Employee Share Purchase Plan; and (5) such other business as may properly come before the meeting or any adjournments thereof.

     Any Shareholder giving a proxy has the power to revoke it prior to its exercise by notice of revocation to the Secretary of the Company in writing, by voting in person at the Annual General Meeting or by execution of a subsequent proxy, provided that such action is taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

     Shareholders of record as of the close of business on March 25, 2002 will be entitled to vote at the meeting. As of March 25, 2002, there were 135,524,453 outstanding Ordinary Shares entitled to vote at the meeting, with each Share entitling the holder of record on such date to one vote (subject to certain limitations set forth in the Company's Articles of Association--see "Beneficial Ownership").

     This Proxy Statement, the attached Notice of Annual General Meeting and the accompanying proxy card are first being mailed to Shareholders on or about April 5, 2002.

     Other than the approval of the minutes of the 2001 Annual General Meeting, the Company knows of no specific matter to be brought before the Annual General Meeting, which is not referred to in this Notice of Meeting. If any such matter comes before the meeting, including any Shareholder proposal properly made, the proxy holders will vote proxies in accordance with their judgment.

     Directors will be elected at the Annual General Meeting by a majority of the votes cast at the meeting by the holders of Shares represented in person or by proxy at the meeting, provided there is a quorum (consisting of holders of at least fifty percent (50%) of the outstanding Shares being present in person or by proxy). Approval of the appointment of the Auditors and the other matters referred to in Items 1 through 4 above will be by similar vote.

                              BENEFICIAL OWNERSHIP

     The following table lists the beneficial ownership of each person or group who, as of a recent date, owned, to the Company's knowledge, more than five percent of the Company's Ordinary Shares outstanding. The table is based upon information contained in filings with the Securities and Exchange Commission.

                                                                 PERCENTAGE OF
                                                    NUMBER       OUTSTANDING
 NAME AND ADDRESS                                  OF SHARES     SHARES (1)
 ----------------                                  --------      -----------
 Capital Research & Management                     9,911,000        7.5%
 630 Fifth Avenue, New York, NY 10111-0121
 Janus Capital Corporation                         8,977,000        6.8%
 100 Fillmore Street, Denver, CO 80206-4923
 Jennison Associates LLC                           6,746,000        5.1%
 466 Lexington Avenue, New York, NY 10017-3151


---------

(1) Each Ordinary Share has one vote, except that if, and so long as, the Controlled Shares (as hereinafter defined) of any person constitute ten percent (10%) or more of the issued Ordinary Shares, the voting rights with respect to the Controlled Shares owned by such person shall be limited, in the aggregate, to a voting power of approximately ten percent (10%), pursuant to a formula specified in the Company's Articles of Association. "Controlled Shares" include, among other things, all Ordinary Shares that such person is deemed to beneficially own directly, indirectly or constructively (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934).


                               BOARD OF DIRECTORS

     The Company's Articles of Association provide that the Board of Directors (sometimes referred to as the "Board") shall be divided into three classes designated Class I, Class II and Class III, each class consisting as nearly as possible of one-third of the total number of Directors constituting the entire Board of Directors.

     The term of office for each Director in Class I expires at the Annual General Meeting of the Company in 2002; the term of office for each Director in Class II expires at the Annual General Meeting in 2003; and the term of office for each Director in Class III expires at the Annual General Meeting in 2004; and at each Annual General Meeting the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the Annual General Meeting to be held in the third year following the year of their election.

     In fiscal 2001, there were five meetings of the Board and all incumbent Directors, other than Mr. Glauber, attended at least 75% of such meetings and of the meetings held by all committees of the Board of which they were a member. Mr. Glauber attended 73% of the meetings of the Board and committees of the Board of which he was a member.

     The Board of Directors has established four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Finance Committee.

AUDIT COMMITTEE

     The Audit Committee of the Board of Directors meets with the Company's independent auditors to discuss the scope and results of their audit and to review the Company's financial reporting, accounting and control systems. The Audit Committee also reviews the Company's reserving methodology and reserves. Each year the Audit Committee recommends to the Board an independent auditing firm to audit the financial statements of the Company. Messrs. Thornton (Chairman), Jeanbart, Rance, Dr. Thrower and Sir Brian Corby comprise the Audit Committee. The Audit Committee met five times during fiscal 2001.

COMPENSATION COMMITTEE

     The Compensation Committee reviews the performance and compensation of senior corporate officers, establishes overall employee compensation policies and recommends to the Board of Directors major compensation programs. The Compensation Committee also recommends to the Board restricted stock and option awards under the Company's stock incentive plans and benefits under other compensation plans of the Company. No member of the Compensation Committee is a member of management or eligible for compensation from the Company other than as a Director unless the Board of Directors determines that such compensation will not affect the independence of the Committee member. Messrs. Weiser (Chairman), Glauber, Comey and Loudon comprised the Compensation Committee in 2001. The Compensation Committee met five times during fiscal 2001.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

     The Nominating and Corporate Governance Committee makes recommendations to the Board as to nominations for the Board (including qualifications and criteria for Board and Committee memberships) and compensation for Board and Committee members, as well as structural, governance and procedural matters. The Nominating and Corporate Governance Committee also reviews shareholder proposals, the performance of the Board, tenure and retirement policies of the Board and the Company's succession planning. Messrs. Esposito (Chairman), Clements, Loudon and O'Hara and Dr. Parker comprise the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met five times during fiscal 2001.

FINANCE COMMITTEE

     The Finance Committee establishes and recommends the financial policies of the Company and reviews the Company's capital management practices, dividend policy, mergers, acquisitions and divestitures, significant strategic investments and new business initiatives, as well as overall investment policy and performance. Messrs. Loudon (Chairman), Bornhuetter, Butt, Esposito, Glauber, O'Hara, Dr. Parker, Senter, Thornton and Weiser comprise the Finance Committee. The Finance Committee met five times during fiscal 2001.

DIRECTORS COMPENSATION

     During fiscal 2001, all Directors (except for the Chairman of the Board and Directors who are also employees of the Company) received an annual fee of $35,000, plus $3,000 per meeting, including informational meetings. Committee Chairmen also received an additional annual fee of $3,000 and all Committee members received an attendance fee of $1,500 per meeting. Prior to the beginning of each fiscal year, Directors may elect to defer all or part of the Board annual retainer in increments of $5,000. Deferred payments are credited in the form of share units, calculated by dividing 110 percent of the deferred payment by the market value of the Company's Shares at the beginning of the fiscal year, in accordance with the terms of the Company's Directors Stock & Option Plan, as amended. Alternatively, Directors may elect to receive their annual retainers in the form of Shares having a value equal to their annual fees.

     The following Directors elected to defer all or a portion of their annual retainer for fiscal 2001:

                                                              SHARE
                                           AMOUNT             UNITS
         DIRECTORS                        DEFERRED          CREDITED
         --------                         --------          --------
         Ronald L. Bornhuetter ........    $35,000             440
         Michael A. Butt ..............    $35,000             440
         Robert Clements ..............    $35,000             440
         Ian Heap .....................    $25,000             314
         John Loudon ..................    $15,000             189
         Daniel McNamara ..............    $35,000             440
         Robert S. Parker .............    $35,000             440
         John Thornton ................    $35,000             440
         Ellen E. Thrower .............    $20,000             251
         John W. Weiser ...............    $35,000             440

     On March 9, 2001, all non-employee Directors were granted 5,000 options exercisable at $80.00 per share (the fair market value on March 9, 2001) pursuant to the terms of the 1991 Performance Incentive Program, as amended and restated. In addition, a Retirement Plan for Non-Employee Directors (the
"Retirement Plan") was implemented effective July 1, 1994, to provide the Directors with a pension on the termination of service for a period equal to the time served as a Director. The amount to be paid to each Director was to equal the annual retainer at the date of termination of service multiplied by the number of years served on the Board. Except in the case of one Director for whom the plan continues, the Retirement Plan was terminated in 1997 and, under the Company's Stock Plan for Non-employee Directors (the "Stock Plan"), the present value of the accrued benefits of each Director under the Retirement Plan was converted into an equivalent amount of Ordinary Share units (each unit corresponding to one Ordinary Share). In addition, under the Stock Plan, as of December 1 of each year, Ordinary Share units are credited to the account of each non-employee Director (other than the Directors who continue to accrue benefits under the Retirement Plan). The number of Ordinary Share units credited each year is equal to the annual retainer fee divided by the fair market value of an Ordinary Share on each December 1. Benefits under the Stock Plan will be distributed in the form of Ordinary Shares following termination of a non-employee Director's service on the Board.

     Michael P. Esposito, Jr.'s annual compensation as Chairman of the Board with respect to fiscal 2001 comprised a salary of $425,000, pension contributions of $42,500, bonus of $750,000, a grant of 37,500 options at an exercise price of $80 per share, 24,867 reload options at an exercise price of $76.90 per share and a restricted stock award of 6,500 shares.

CERTAIN TRANSACTIONS

     Certain Shareholders and their affiliates, including the employers of or entities otherwise associated with certain of the Directors, have purchased insurance, reinsurance or other services from the Company's subsidiaries. The Company and its affiliates in the ordinary course of business enter into insurance, reinsurance and other transactions with companies in which the Company has a direct or indirect equity interest.

     As of December 31, 2001 (i) a subsidiary of the Company owned an approximately 26.7% interest in Measurisk LLC ("Measurisk"), a New York limited liability company, of which Mr. Glauber is an officer, director and shareholder of one of Measurisk's members, and (ii) the Company owned approximately 12.9% of the shares of Annuity and Life Re (Holdings) Ltd ("AL Re"), of which Messrs. Esposito and O'Hara are directors.

     The Company had a consulting agreement with Michael A. Butt, a Director of the Company, for a one-year period from December 31, 1998. Mr. Butt's agreement was extended for an additional two years effective January 1, 2000 and expired on January 1, 2002. The consulting agreement provided that the duties and time commitments shall be as mutually agreed by the Company and Mr. Butt. Under the consulting agreement, Mr. Butt was entitled to an annual consulting fee of $535,000 and certain other benefits. Pursuant to this consulting agreement, Mr. Butt remains subject to non-competition covenants for a period of 24 months from termination. The Company and Mr. Butt have agreed to extend the term of this consulting agreement to January 1, 2003.

     In connection with the acquisition in 1999 of NAC Re Corporation ("NAC Re") by the Company, NAC Re entered into a settlement agreement and a consulting agreement with Ronald L. Bornhuetter, who had been Chairman of the Board and Chief Executive Officer of NAC Re and who became a Director of the Company. Under the terms of the settlement agreement, NAC Re agreed to pay to Mr. Bornhuetter, as a supplemental pension, $162,892 per year beginning in August 1999 for his lifetime and, upon his death, 50% of that amount per year to his surviving spouse for her lifetime. In addition, the settlement agreement provides that Mr. Bornhuetter is entitled to the continuance of certain employee benefits. Under the consulting agreement, the duties of Mr. Bornhuetter included rendering advice relating to the integration of NAC Re and the Company, and NAC Re paid to Mr. Bornhuetter a fee of $250,000 per year, plus reimbursement of expenses and an office allowance. The consulting agreement expired on July 1, 2001.

     The Company has provided to Mr. O'Hara, a Director and the President and Chief Executive Officer of the Company, a facility to borrow up to $1 million from the Company. This facility does not bear interest unless Mr. O'Hara terminates his employment with the Company, at which time the interest will be the applicable United States Federal rate for long-term loans determined in accordance with Section 1274(d) of the United States Internal Revenue Code of 1986, as amended. The facility requires repayment of amounts drawn in ten annual installments. In calendar year 2001, the largest amount outstanding under this facility was $540,000.

     In December 2001, Mr. O'Hara received an advance of $1.2 million from the Company in connection with certain tax payments falling due when Mr. O'Hara was precluded by Company policy from buying or selling shares of the Company. This advance did not carry interest, and Mr. O'Hara repaid this amount in full on February 26, 2002.

     In 2001, a limited partnership, XL Capital Partners I L.P. (the "Partnership"), was formed. The general partner of the Partnership is a newly formed wholly owned subsidiary of the Company (the "General Partner"). All of the limited partners of the Partnership are current or former senior officers or Directors of the Company or its subsidiaries (the "Limited Partners").

     The stated purpose of the Partnership is to achieve long-term capital appreciation for its investors through a portfolio of investments, including without limitation, private equity, venture capital and hedge funds; equity and equity-related securities of all types; investments in debt securities, preferred shares and other financial instruments; and securities issued by companies providing financial guarantee, insurance and reinsurance contracts. Generally, the Partnership is expected to co-invest in investments made by the Company or its subsidiaries, substantially on the same terms as the similar investments made by the Company.

     The aggregate capital commitment of the Partnership is $49,075,000, of which $8,654,343 was invested as at December 31, 2001. The capital commitment of the General Partner is $39,260,000 and the capital commitments of the Limited Partners, in the aggregate, is $9,815,000. To date, 50% of the Limited Partners' aggregate capital commitments have been called. Organizational expenses relating to the Partnership are paid by the General Partner.

     Distributions will generally be made as follows (after each Partner receives an amount equal to 40% of the allocations of taxable income made to such Partner): (i) first, 100% to the General Partner until it has received an amount equal to its capital contribution plus an amount equal to 10% (per annum) of the General Partner's capital contribution; (ii) second, to the Limited Partners until they have received an amount equal to their respective capital contributions; and (iii) third, 90% to the Limited Partners and 10% to the General Partner.

     Each Limited Partner's interest in profits from the Partnership (in excess of that portion based solely on his or her capital commitment) is subject to vesting 25% a year with the first such portion vesting in 2002. Unless waived by the General Partner, vesting is conditioned on continued employment with the Company or its subsidiaries. However, if employment is terminated due to death or disability, such Limited Partner's interest will fully vest, and if employment of a Limited Partner is terminated for cause, no additional interest will vest.

     As of December 31, 2001, the following executive officers and directors of the Company made the limited partner commitments indicated parenthetically after their respective names: Mr. O'Hara ($500,000); Mr. Lusardi ($400,000); Mr. Greetham ($300,000); Mr. Bruce Connell ($400,000); Mr. Paul Giordano ($200,000); Mr. Henry Keeling ($400,000); Ms. Fiona Luck ($400,000); Mr. Bornhuetter ($200,000); Mr. Butt ($200,000); Mr. Clements ($200,000); Sir Brian Corby
($200,000);  Mr.  Esposito  ($500,000);  Mr.  Jeanbart  ($200,000);  Mr.  Loudon
($200,000);  Dr. Parker ($50,000);  Mr. Rance ($50,000);  Mr. Senter ($200,000);
Mr. Thornton ($200,000); and Dr. Thrower ($50,000).

     As of December 31, 2001, the Partnership has made, among others, the following investments: (i) $1.5 million of Mutual Risk Management Ltd.'s ("MRM") 9 3/8% convertible exchangeable debentures due 2006 (the "MRM Debentures") and
(ii) $5,000,000 in Highfields Capital II LP Fund, a hedge fund ("Highfields").

     The Company has invested $51.0 million principal amount in the MRM Debentures. The Company also received warrants to purchase up to 1,632,043 MRM common shares at an initial exercise price of $7.00 per share. During fiscal 2001, certain of the Company's executive officers and Directors have been members of the Board of Directors of MRM. In addition, the Company holds a minority stake in the hedge fund manager of Highfields and had invested approximately $176.5 million in funds managed by this management company as of December 31, 2001. In March 2002, the Partnership invested in 90,000 Series A convertible voting preferred shares of Primus Guaranty Ltd. ("Primus") for a purchase price of $2,250,000. The Company also invested in 2,910,000 Series A Convertible voting preferred shares of Primus for a purchase price of $72.75 million. In addition, the Company received warrants to purchase 11,317,972 common shares of Primus at an exercise price of $0.6481 per common share. Michael P. Esposito, Jr. is Chairman of the Board of Directors of Primus Guaranty and Robert R. Lusardi is also a member of the Board of Directors of Primus Guaranty. Mr. Lusardi is also a member of the Board of Directors of Primus Financial Products, Inc. and Primus Re, Ltd., both of which are wholly owned subsidiaries of Primus Guaranty.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") and the NYSE reports on Forms 3, 4 and 5 concerning their ownership of the common stock and other equity securities of the Company.

     The Company believes that all of its officers and directors and those greater-than-10% Shareholders that filed any reports, filed all of such reports on a timely basis during the year ended December 31, 2001, with the exception of one Form 4 filing for each of Brian O'Hara and Michael A. Butt that were filed after their dates due.

                            I. ELECTION OF DIRECTORS

     At the Annual General Meeting, six Class I Directors are to be elected to hold office until the 2005 Annual General Meeting of Shareholders. All of the nominees are currently serving as Directors and were appointed or elected in accordance with the Company's Articles of Association. The Directors of the Company will continue to serve in accordance with their previously appointed or elected terms.

     Unless authority is withheld by the Shareholders, it is the intention of the persons named in the enclosed proxy to vote for the nominees listed below. All of the nominees have consented to serve if elected, but if any becomes unavailable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominee. The name, principal occupation and other information concerning each Director is set forth below.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES.


                     NOMINEES FOR WHOM PROXIES WILL BE VOTED

NOMINEES FOR CLASS I DIRECTORS FOR TERMS TO EXPIRE IN 2005:

     Ronald L. Bornhuetter, age 69, has been a Director of the Company since June 1999. Mr. Bornhuetter acted as a Consultant to NAC Re from 1999 to 2001 and served as Chairman of Denham Syndicate Management Limited from 1997 to 2001. Mr. Bornhuetter served as Chairman of NAC Re from 1993 until 1999 and Chairman of the Board of NAC Reinsurance Corporation (now known as XLReinsurance America Inc.) from 1990 until 1999, having served as a director of both companies since August 1985. From November 1996 through December 1998, he also served as Chief Executive Officer of NAC Re. From August 1985 through October 1996 he also served as President of NAC Re. Prior to joining NAC Re, Mr. Bornhuetter was Vice President-Finance of General Re Corporation and Senior Vice President and Comptroller of its subsidiary, General Reinsurance Corporation, having served as Chief Financial Officer of the Group from 1966 to 1985. Mr. Bornhuetter also served as director of Frontier Inc. until May 2001. He is a Fellow and former President of the Casualty Actuarial Society; a member and former President of the American Academy of Actuaries and also served as Chairman of the Actuarial Standards Board. He is also a member of the International Actuarial Association, and a former Vice President and head of the U.S. delegation to its Ruling Council. He is also a member of ASTIN and AFIR. He served as Chairman of The Reinsurance Association of America from 1993 to 1994. He is a director of Cybersettle.com Inc. ("Cybersettle") and was a Director of Denham Syndicate Management Limited from 1997-2001 and was a director of NAC Reinsurance International Limited from 1994 to 2000. He is presently a Trustee of The College of Wooster, Wooster, Ohio, a director of the Underwriter Insurance Company Ltd. and R.K. Carvill Ltd. and a volunteer director of International Executive Service Corporation.

     Michael P. Esposito, Jr., age 62, has been Chairman of the Board since 1995 and a Director of the Company since 1986. Mr. Esposito was Co-Chairman of Inter-Atlantic Capital Partners, Inc. from 1998 to 2000. Mr. Esposito served as Chief Corporate Compliance, Control and Administration Officer of The Chase Manhattan Corporation from 1991 to 1995, having previously served as Executive Vice President and Chief Financial Officer from 1987 to 1991. Mr. Esposito served as a director of Mid Ocean Limited from 1995 to 1998 and currently serves as a director of Annuity and Life Re (Holdings), Ltd., and Forest City Enterprises.

     Robert R. Glauber, age 62, has been a Director of the Company since August 1998. Mr. Glauber served as a director of Mid Ocean Limited and has been the President and Chief Executive Officer of the National Association of Securities Dealers, Inc. since November, 2000. Mr. Glauber was a Lecturer at the John F. Kennedy School of Government, Harvard University, in Cambridge, Massachusetts, from 1992 until November 2000. Mr. Glauber formerly was the Under Secretary at the U.S. Treasury Department, Washington, D.C., a Director of various Dreyfus Corp. investment funds and the Federal Reserve Bank of Boston and was Professor of Business Administration at the Harvard Business School. Mr. Glauber is a director of Moody's Corporation, Inc., the National Association of Securities Dealers, Inc., and an officer and director of Measurisk LLC.

     Paul Jeanbart, age 62, has been a Director of the Company since August 1998. Mr. Jeanbart has been the Chief Executive Officer of Rolaco Group of Companies since 1977. Mr. Jeanbart also serves as a director of Rolaco Holdings S.A., Club Mediterranee S.A., Semiramis Hotel Co., Delta International Bank S.A. and SODEXHO Alliance S.A. and as President of Hotels Intercontinental Geneva, S.A. Mr. Jeanbart served as a director of Mid Ocean Limited from 1994 to 1998.

     Cyril Rance, age 67, has been a Director of the Company since 1990. Mr. Rance served as President and Chief Executive Officer of the Bermuda Fire & Marine Insurance Co. Ltd. from 1985 to 1990. Mr. Rance has also had a long and varied career in civic and government service. Mr. Rance also serves as a director of several investment, real estate and insurance companies located in Bermuda. He is currently the chairman of the advisory board of The Salvation Army in Bermuda.

     Ellen E. Thrower, age 55, has been a Director of the Company since December 1995. Dr. Thrower was President and Chief Executive Officer of The College of Insurance since 1988 until 2001. In 2002 The College of Insurance merged with St. John's University and changed its name to The School of Risk Management, Insurance and Actuarial Science. Dr. Thrower is Executive Director of this school. Dr. Thrower also serves as a director on the Boards of Pennsylvania National, SCOR U.S. Corporation and United Educators Risk Retention Group, Inc.


          DIRECTORS WHOSE TERMS OF OFFICE DO NOT EXPIRE AT THIS MEETING

CLASS II DIRECTORS WHOSE TERMS EXPIRE IN 2003:

     Dale R. Comey, age 60, has been a Director of the Company since November 2001. He was Executive Vice President at the corporate headquarters of the ITT Corporation from 1990 to 1996, where he was responsible for directing the operations of several ITT business units, including ITT Hartford and ITT Financial Corporation. Mr. Comey also served as President of Hartford Fire Insurance Company from 1988 to 1990. Before that, Mr. Comey, a graduate of the University of Connecticut, was President and Chief Operating Officer of ITT Hartford Fire Insurance Company. He joined ITT as an actuarial trainee in 1965 after serving in the United States Army.

     Sir Brian Corby, age 72, has been a Director of the Company since August 1998. Sir Brian served as Chief Executive Officer of Prudential Corporation plc from 1982 to 1990 and as Chairman of Prudential Corporation plc from 1990 to 1995. Among other positions he has held are President of the Confederation of British Industry, President of the Geneva Association and a director of the Bank of England. Sir Brian served as a director of Mid Ocean Limited from 1995 to 1998. Sir Brian served as the Chairman of XL Brockbank Group plc from 1997 to 1999 and is also Chairman of East of England Inward Investment Agency, Cambridge, England and a director of Pan Holding SA, Luxembourg.

     Brian M. O'Hara, age 53, has been President and Chief Executive Officer of the Company since 1994 and a Director of the Company since 1986, having previously served as Vice Chairman of the Company from 1987 to 1994. He has also served as Chairman of XL Insurance (Bermuda) Ltd since December 1995, having served as Chairman, President and Chief Executive Officer from 1994, as
President and Chief Executive Officer from 1992, and as President and Chief Operating Officer from 1986. Mr. O'Hara served as a director of Mid Ocean Limited and currently serves as a director of Annuity and Life Re (Holdings), Ltd. and Bermuda Commercial Bank Limited and as a Trustee of The School of Risk Management, Insurance and Actuarial Science.

     John T. Thornton, age 64, has been a Director of the Company since 1988. Mr. Thornton has served as Executive Vice President and Chief Financial Officer of Wells Fargo & Company (formerly Norwest Corporation) from 1987 to November 1998. Mr. Thornton served as Executive Vice President and Financial Executive of Wells Fargo & Co. from December 1998 until November 1999. Mr. Thornton has been engaged in real estate development and investments from December 1999 to present.

     John W. Weiser, age 70, has been a Director of the Company since 1986. Mr. Weiser served as Senior Vice President and director of Bechtel Group, Inc. from 1980 to 1998. Mr. Weiser also served as President of Bechtel Enterprises, Inc. from 1988 to 1992 and as General Counsel of Bechtel Group, Inc. from 1980 to 1988 and from 1992 to 1994 and has been a director of Fremont Group Inc. from 1986 and is currently a Director of GRX Technologies Inc. He is currently Chairman of the Board of The Graduate Theological Union.

NOMINEES FOR CLASS III DIRECTORS FOR TERMS TO EXPIRE IN 2004:

     Michael A. Butt, age 59, has been a Director of the Company since August 1998. Mr. Butt was formerly a director and the President and Chief Executive Officer of Mid Ocean Limited from June 1993 until its merger with the Company's predecessor company in August of 1998. Mr. Butt has served as a director of the Instituto Nazionale di Assicurazioni, Rome from November 1993 to December 1997, and the Bank of N.T. Butterfield & Son, Ltd. from October 1996 to December 2001. From 1992 to April 1993, Mr. Butt served as a director of Phoenix Securities Limited, a private investment banking firm based in London. From 1987 to 1992, he was a director of BAT Industries and Chairman and Chief Executive Officer of Eagle Star Holdings Plc and Eagle Star Insurance Company. From 1982 to 1986, Mr. Butt was Chairman of Sedgwick Limited and Vice Chairman of Sedgwick Group Plc.

     John Loudon, age 66, has been a Director of the Company since 1992. Mr. Loudon has been Chairman of Caneminster Ltd., a British investment company, since 1991 and previously served as Chairman of Warrior International Limited from 1988 to 1991. Mr. Loudon also serves as a director of Heineken N.V., Derby Trust plc, Exel plc, XL London Market Group plc (formerly known as XL Brockbank Group plc), and Simon Murray & Company Limited.

     Robert S. Parker, age 64, has been a Director of the Company since 1991. Dr. Parker is currently Dean Emeritus and the Robert S. Parker Chaired Professor of the McDonough School of Business at Georgetown University. He served as Dean of the School of Business Administration from 1986 to 1998. Previously he was a partner at McKinsey & Company, Inc. Dr. Parker also serves as a director of Middlesex Mutual Assurance Company.

     Alan Z. Senter, age 60, has been a Director of the Company since 1986. Mr. Senter is presently Chairman of AZ Senter Consulting LLC, a financial advisory firm he founded in 1993, managed from 1993 to 1994, and from 1996 to the present. Mr. Senter served as Executive Vice President and Chief Financial Officer of Nynex Corporation from 1994 to 1997. Mr. Senter served as a director and Executive Vice President and Chief Financial Officer of International Specialty Products and GAF Corporation from 1992 to 1993. Mr. Senter previously served as the Vice President and Senior Financial Officer of Xerox Corporation from 1990 to 1992. Mr. Senter also serves as a director of Genysys SA, The US Army Science Board and the Theater Development Fund.

          EQUITY SECURITIES OWNED BENEFICIALLY AS OF FEBRUARY 28, 2002

     The following table summarizes the beneficial ownership as of February 28, 2002 of the Shares of the Company by each Director and executive officer of the Company for the year ended December 31, 2001, and all such Directors and executive officers of the Company as a group.

                                      NUMBER OF     NUMBER OF
                                       SHARES       OPTIONS (1)     TOTAL (2)
                                     ----------     ----------      ---------
Ronald L. Bornhuetter (3) .........      88,860       264,709        353,569
Nicholas M. Brown, Jr. ............      26,537       217,807        244,344
Michael A. Butt ...................     187,294        81,355        268,649
Robert Clements (4) ...............      58,619        26,993         85,612
Dale Comey ........................          --         5,000          5,000
Brian Corby .......................       5,624        11,000         16,624
Jerry de St. Paer .................      13,000        10,000         23,000
Michael P. Esposito, Jr. (5) ......     131,196       183,763        314,959
Robert R. Glauber .................      12,553        16,000         28,553
Christopher V. Greetham (6) .......      21,000       115,001        136,001
Paul Jeanbart (7) .................     128,651        19,066        147,717
John Loudon .......................       6,128        26,000         32,128
Robert R. Lusardi (8) .............      16,600       247,168        263,768
Brian M. O'Hara ...................     342,099       740,146      1,082,245
Robert S. Parker ..................       7,002        26,000         33,002
Cyril Rance .......................       8,347        26,000         34,347
Alan Z. Senter ....................       9,570        22,893         32,463
John T. Thornton ..................      21,547        19,661         41,208
Ellen E. Thrower ..................       4,320        24,000         28,320
John W. Weiser (9) ................      36,303        26,000         62,303

                                      1,125,250     2,108,562      3,233,812


-----------
(1) Includes Shares issuable upon exercise of outstanding options exercisable within 60 days.
(2) To the Company's knowledge, no Director or executive officer had a beneficial ownership interest in excess of one percent of the outstanding Shares as of February 28, 2002. As a group, all Directors and executive officers of the Company had a beneficial ownership interest in approximately 3% of the outstanding Shares on the basis of the number of outstanding Shares as of February 28, 2002.
(3)  Includes 22,372 Shares that Mr. Bornhuetter owns indirectly.
(4)  Includes 12,258 Shares that Mr. Clements owns indirectly.
(5) Includes 8,779 Shares that Mr. Esposito owns indirectly and 48,000 options assigned to members of his family.
(6)  Includes 2,000 Shares that Mr. Greetham owns indirectly.
(7) Includes 125,644 Shares owned by Oryx Finance Limited in which Mr. Jeanbart has an indirect interest.
(8) Includes as options 40,500 Shares issuable upon the exercise of a warrant dated as of December 1, 1997 purchased by Mr. Lusardi from the Company. The warrant may be exercised in whole or in part from time to time at an exercise price equal to $61.50 per share until the close of business on November 30, 2007.
(9) Includes 7,000 options assigned to a family partnership. Does not include 7,000 shares held by a charitable foundation as to which Mr. Weiser has voting and/or investment power and as to which he disclaims beneficial ownership.

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

     The following table shows the compensation of the five most highly compensated executive officers of the Company for services paid for or rendered with respect to the Company and its subsidiaries in all capacities for the Company's last three fiscal years:

                                                                                    LONG-TERM COMPENSATION
                                                                    ------------------------------------------------------
                                ANNUAL COMPENSATION                           AWARDS                    PAYOUTS
                            --------------------------              -----------------------   ----------------------------
                                                            OTHER     RESTRICTED  SECURITIES   LONG-TERM
                                                           ANNUAL        STOCK    UNDERLYING   INCENTIVE     ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR   SALARY      BONUS   COMPENSATION(1)   AWARD      OPTIONS     PAYOUTS   COMPENSATION(2)
--------------------------- -----   -------   --------  --------------- ---------  --------   ----------  -----------------
Brian M. O'Hara (3)         2001 $1,000,000 $1,000,000    $140,004      $988,910     75,000          --       $100,000
   President and Chief      2000   $900,000   $950,000    $148,826            --         --          --        $90,000
   Executive Officer of     1999   $750,000 $1,750,000    $132,924            --    150,000          --        $75,000
   the Company

Nicholas M. Brown, Jr. (4)  2001   $650,000   $450,000     $39,032      $380,350     50,000          --        $55,232
   Executive Vice President 2000   $645,833   $450,000          --            --         --          --        $25,703
   of the Company and       1999   $625,000   $210,000          --    $1,000,000    101,000    $294,000     $1,054,568
   Chief Executive of
   Insurance Operations

Robert R. Lusardi           2001   $550,000   $450,000    $150,500      $760,700     60,000          --        $55,000
   Executive Vice
     President of           2000   $500,000   $450,000    $183,355            --         --          --        $50,000
   the Company and Chief    1999   $400,000   $750,000    $171,342            --     85,000          --        $40,000
   Executive of Financial
   Products and Services
   Operations

Christopher V. Greetham     2001   $345,000   $630,000     $94,593      $304,280     40,000          --        $34,500
   Executive Vice President 2000   $315,000   $462,000    $114,664            --         --          --        $31,500
   and Chief Investment     1999   $300,000   $625,000     $78,188      $100,000     40,000          --        $30,000
   Officer of the Company

Jerry de St. Paer (5)       2001   $344,102   $850,000    $141,571    $1,014,000     30,000          --        $60,000
   Executive Vice
   President, Chief
   Financial Officer and
   Treasurer of the Company


--------

(1) Mr. O'Hara received $96,000 for housing expenses in each of fiscal years 2001, 2000 and 1999. Mr. Lusardi received $144,000 for housing expenses in each of fiscal years 2001, 2000 and 1999. Mr. Greetham received $66,000 for housing expenses in each of fiscal years 2001, 2000 and 1999. Mr. de St. Paer received $132,000 for housing expenses in fiscal year 2001.
(2) All other compensation relates to contributions to the Company's Pension Plans except, with respect to Mr. Brown, it also includes a $1,000,000 sign-on bonus upon the completion of the Company's merger with NAC Re, and Mr. de St. Paer, who received a relocation allowance of $20,000.
(3)  See "Board of Directors--Certain Transactions."
(4)  Includes compensation for the period prior to the merger with NAC Re.
(5) Mr. de St. Paer commenced employment with the Company on February 20, 2001. Mr. de St. Paer's bonus includes a signing bonus of $400,000.

                       OPTIONS GRANTED IN LAST FISCAL YEAR

     The following table shows the options granted in the last fiscal year to the five most highly compensated executive officers of the Company together with the potential realizable value at assumed rates of return:



                                                                                               POTENTIAL REALIZABLE
                                                                                                  VALUE AT ASSUMED
                                                                                                  ANNUAL RATIO OF
                                                                                                    STOCK PRICE
                                                                                                 APPRECIATION FOR
                                                                                                 INDIVIDUAL GRANTS

                                                    INDIVIDUAL GRANTS                               OPTION TERM
                              -------------------------------------------------------------    ----------------------
                                NUMBER OF       % OF
                               SECURITIES   TOTAL OPTIONS
                               UNDERLYING    GRANTED TO       EXERCISE
                                 OPTIONS    EMPLOYEES IN    OR BASE PRICE
NAME AND PRINCIPAL POSITION    GRANTED(1) LAST FISCAL YEAR (PER SHARE)(2)   EXPIRATION DATE         5%          10%
---------------------------   ----------- ----------------- -------------   ---------------     ----------  ----------
Brian M. O'Hara                  73,750             0.2%         $80.00      March 3, 2011      $3,710,478  $9,403,081
   President and Chief            1,250(3)                                   March 3, 2011         $62,889    $159,374
   Executive Officer of
   the Company

Nicholas M. Brown, Jr            50,000             0.2%         $80.00      March 3, 2011      $2,515,579  $6,374,970
   Executive Vice
   President of the
   Company and Chief
   Executive Officer of
   Insurance Operations

Robert R. Lusardi                58,750             0.2%         $80.00      March 3, 2011      $2,955,805  $7,490,590
   Executive Vice                 1,250(3)                                   March 3, 2011         $62,889    $159,374
   President of the
   Company and Chief
   Executive Officer of
   Financial Products
   and Services Operations

Christopher C.V. Greetham        40,000             0.1%         $80.00      March 3, 2011      $2,012,463  $5,099,996
   Executive Vice
   President of the
   Company and Chief
   Investment Officer of
   the Company

Jerry de St. Paer                30,000             0.1%         $80.00      March 3, 2011      $1,509,347  $3,824,982
   Executive Vice
   President, Chief
   Company and Chief
   Financial Officer and
   Treasurer of
   the Company

----------

(1) All options were granted under the Company's 1991 Performance Incentive Program.

(2)  Market price at date of grant.

(3) Incentive stock options were granted under the 1991 Performance Incentive Program.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

     The following table shows the options exercised during the last fiscal year by the five most highly compensated executive officers of the Company together with the number and value of unexercised options at December 31, 2001:



                                                                                           VALUE OF UNEXERCISED
                                                                 NUMBER OF SECURITIES             IN THE
                                      SHARES                     UNDERLYING OPTIONS AT         MONEY OPTIONS
                                     ACQUIRED     IMPLIED VALUE    DECEMBER 31, 2001       AT DECEMBER 31, 2001
NAME AND PRINCIPAL POSITION         ON EXERCISE     REALIZED   EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
--------------------------          -----------   ------------ ------------------------  ------------------------
Brian M. O'Hara                       70,610       $2,426,744       715,175/206,758        $31,964,850/$6,398,600
   President and Chief
   Executive Officer of
   the Company

Nicholas M. Brown, Jr.               103,750       $4,979,466       201,140/148,517         $8,529,918/$4,492,996
   Executive Vice
   President of the
   Company and Chief
   Executive Officer of
   Insurance Operations

Robert R. Lusardi                         --               --        227,167/88,333         $7,089,877/$1,853,453
   Executive Vice
   President of the
   Company and Chief
   Executive Officer of
   Financial Products
   and Services Operations

Christopher C.V. Greetham                --                --        101,667/53,333         $3,886,197/$1,005,853
   Executive Vice
   President and Chief
   Investment Officer of
   the Company

Jerry de St. Paer                         --               --             --/30,000                  $--/$400,000
   Executive Vice
   President, Chief
   Financial Officer and Treasurer
   of the Company


---------

* No options have adjustable exercise prices.

                             RESTRICTED STOCK GRANTS

     The following table shows the restricted stock grants held by the five most highly compensated executive officers of the Company as at December 31, 2001:

                                                                   NO. OF RESTRICTED        VALUE OF RESTRICTED
                                                                    STOCK GRANTS AT           STOCK GRANTS AT
                                                                   DECEMBER 31, 2001         DECEMBER 31, 2001
NAME AND PRINCIPAL POSITION                                         VESTED/UNVESTED           VESTED/UNVESTED
--------------------------                                        ------------------     ------------------------
Brian M. O'Hara                                                      212,800/20,000        $19,441,408/$1,827,200
   President and Chief Executive Officer of the Company

Nicholas M. Brown, Jr.                                                33,300/10,000         $3,042,288/$913,600
   Executive Vice President of the Company and Chief
   Executive Officer of Insurance Operations

Robert R. Lusardi                                                     21,400/16,600         $1,955,104/$1,516,576
   Executive Vice President of the Company and Chief
   Executive Officer of Financial Products
   and Services Operations

Christopher C.V. Greetham                                              12,600/6,400           $1,151,136/$584,704
   Executive Vice President and Chief Investment
   Officer of the Company

Jerry de St. Paer                                                         --/13,000                $--/$1,187,680
   Executive Vice President, Chief Financial Officer and
   Treasurer of the Company

RETIREMENT PLAN

     The Company, through a subsidiary, has a non-contributory defined benefit pension plan covering all employees of certain of its subsidiaries in the U.S. Benefits are computed on the basis of a specified percentage of the individual's average total compensation, which includes salary and annual bonus awards for the thirty-six months of highest total compensation during the employee's last ten years of service. Benefits are computed on the basis of a "life and ten-year certain" annuity. The Company also maintains a Benefits Equalization Plan authorizing payment from the general funds of any benefits calculated under provisions of the Retirement Plan that are otherwise above the limitations provided by the Internal Revenue Code. As of January 1, 2002 these defined benefit plans were frozen, with no additional benefit accruals other than increases for cost of living adjustments.

     The following table shows the estimated annual benefits payable upon normal retirement for specified average total compensation and years of credited service under the Retirement Plan and the Benefits Equalization Plan. Amounts disclosed are not subject to deduction for Social Security or other offset amounts.


                               PENSION PLAN TABLE

                                                                  YEARS OF CREDITED SERVICE
                                        ----------------------------------------------------------------------------
AVERAGE TOTAL
COMPENSATION                                    15            20             25             30            35
--------------                          ----------------------------------------------------------------------------
$200,000 .................................     45,338         60,450        72,563         84,675         84,675
$400,000 .................................     93,338        124,450       149,563        174,675        174,675
$600,000 .................................    141,338        188,450       226,563        264,675        264,675
$800,000 .................................    189,338        252,450       303,563        354,675        354,675
$1,000,000 ...............................    237,338        316,450       380,563        444,675        444,675
$1,200,000 ...............................    285,338        380,450       457,563        534,675        534,675
$1,400,000 ...............................    333,338        444,450       534,563        624,675        624,675

     Mr. Brown currently has five full years of Credited Service and will have 23 years of Credited Service at Normal Retirement Age under the retirement plans. Current Compensation Covered is the equivalent of the salary reported in the Summary Compensation Table for fiscal 2001 and annual bonus for 2000 (and actually paid in 2001). See "Existing Employment Agreements and Termination of Employment and Change-in-Control Arrangements" for a description of the supplemental pension payable to Mr. Brown upon his retirement.

     EXISTING   EMPLOYMENT   AGREEMENTS   AND   TERMINATION  OF  EMPLOYMENT  AND
CHANGE-IN-CONTROL ARRANGEMENTS OF NAMED EXECUTIVE OFFICERS

   EMPLOYMENT AGREEMENTS

     The Company or one of its subsidiaries has entered into employment agreements with two of its named executive officers: Nicholas M. Brown, Jr., Executive Vice President of the Company and Chief Executive of Insurance Operations, and Jerry de St. Paer, Executive Vice President, Chief Financial Officer and Treasurer of the Company.

     Mr. Brown entered into a new employment agreement with the Company as of April 1, 2002. Mr. Brown's employment agreement provides that he will be employed as the Chief Executive of Insurance Operations for the Company, an Executive Vice President of the Company, and Chief Executive Officer of XL Insurance, Inc. The agreement with Mr. Brown also provides for (i) a continuation of his base salary at the rate in effect on the date of the agreement, subject to annual review for possible increases at the discretion of the Compensation Committee; (ii) annual bonus as approved by the Compensation Committee based on corporate, individual and business unit performance measures established by the Compensation Committee, with target annual bonus equal to 90% of base salary; (iii) a special bonus payable as soon as practicable after the effective date of the agreement in the amount of US$2,600,000; (iv) eligibility on the same basis as comparable executives to participate in the Company's 1991 Performance Incentive Program, as determined in the discretion of the administrator of that program; and (v) the right to participate in such other employee benefit or fringe benefit programs for senior officers as are in effect from time to time. The term of the employment agreement with Mr. Brown will expire on January 1, 2005. Mr. Brown has agreed to certain confidentiality, noncompetition and nonsolicitation provisions set forth in the agreement.

     If Mr. Brown's employment is terminated by the Company without cause (as defined) or by Mr. Brown for good reason (as defined), in either case within 2 years following a change in control (as defined), or his employment is terminated by the Company in connection with or anticipation of a change in control within one year prior to the date on which a change in control occurs, he will be entitled to (i) his then-current base salary through the date of termination; (ii) a cash lump sum payment equal to (x) two times his base salary and (y) two times the highest of the largest annual bonus awarded in the three year period preceding the year in which the change in control occurs or the targeted annual bonus for the year of such termination; (iii) an amount equal to the higher of his annual bonus actually awarded in the year immediately preceding the year of the change in control or his targeted annual bonus for the year of termination, prorated for the period actually worked in the year of termination; (iv) accelerated vesting as of the date of termination of all stock options or restricted shares held by him to the extent specified in the applicable agreements; (v) continued participation for up to two years in employee benefit and fringe benefit programs of the Company; (vi) accelerated vesting of accrued benefits under the Company's pension plans; and (vii) continued participation under the Company's pension plans for two years following termination of employment. Mr. Brown will also be entitled to gross-up payments in the event excise taxes are imposed on him under Section 280G of the United States Internal Revenue Code, as set forth in the agreement.

     In the event that Mr. Brown's employment is terminated by the Company not for cause (other than in the circumstances described above) or Mr. Brown terminates his employment (other than in the circumstances described above) following the failure to appoint or reappoint him to the positions described above, the assignment of duties to him that are inconsistent with his positions, the relocation of his place of employment, or material breach by the Company of the agreement, which, in any such case, is not cured as provided in the agreement, Mr. Brown will receive the following: (i) his then-current base salary through the date of termination; (ii) a cash lump sum payment equal to
(x) the amount of his base salary which would have been payable over the following two years and (y) two times (or one times if the date of termination is after January 1, 2003) the higher of targeted annual bonus for the year of termination or the bonus actually awarded for the immediately preceding year;
(iii) a pro rata bonus for the year of termination in an amount determined by the Compensation Committee, based on actual achievement of corporate, business unit and individual performance results; (iv) vesting of stock options and restricted shares held by him as specified in the applicable agreements; and (v) continued participation in employee benefit programs and fringe benefit programs for the remainder of the stated term of the agreement (or two years if shorter). In the event of Mr. Brown's death or disability, he (or his estate) would receive a pro rata bonus, accelerated vesting of stock options and restricted stock, accelerated vesting under the Company's pension plans, and base salary for six months after termination.

     Mr. Brown and the Company have also entered into a supplemental pension agreement. The supplemental pension agreement provides that Mr. Brown will receive a supplemental pension, beginning on the later of his termination of employment or the date he attains age 50, equal to 50% of his final average compensation, including base salary and regular annual bonus at target. Such supplemental pension benefits will be reduced by benefits payable to Mr. Brown under the defined benefit plans of the Company or its affiliates or under the defined benefit plans of Mr. Brown's prior employers. Any retirement benefit that is payable prior to age 60 shall be reduced by 5% per year to reflect its expected period of payment. This benefit will be payable to Mr. Brown for his lifetime and, following his death, 50% of such amount would be payable to his surviving spouse, if any, for her lifetime.

     Mr. de St. Paer's employment agreement provides for (i) a base salary which is subject to review for increase annually; (ii) an annual bonus pursuant to the Company's incentive compensation plan as determined by the Compensation Committee of the Board and stock option and restricted share grants pursuant to the Company's performance incentive program; (iii) reimbursement for or payment of certain travel, living and other expenses; and (iv) the right to participate in such other employee or fringe benefit programs for senior executives as are in effect from time to time. Mr. de St. Paer's employment agreement expires on March 1, 2004 and will be automatically extended for additional one year periods unless the Company or Mr. de St. Paer provides written notice at least three months prior to the then scheduled expiration date. Mr. de St. Paer has agreed to certain confidentiality, noncompetition and nonsolicitation provisions set forth in the agreement.

     Mr. de St. Paer's agreement further provides that, in the event of termination of his employment prior to the expiration date by reason of death or disability, Mr. de St. Paer (or in the case of death, Mr. de St. Paer's spouse or estate) is entitled to receive his then current base salary through the end of the sixth month after the month in which his employment is terminated. Mr. de St. Paer's estate shall be entitled to any annual bonus awarded but not yet paid and a PRO RATA bonus  for  the  year of  death  in an  amount  determined  by the  Compensation
Committee. Mr. de St. Paer's estate shall also be entitled to accelerated vesting of his rights under any option or restricted share grants and pension plans.

     In the event of termination of his employment without cause prior to a Change in Control (as defined in his employment agreement), Mr. de St. Paer will be entitled to his then current base salary through the date on which termination occurs, and (i) if termination occurs after March 1, 2003, a cash lump sum payment equal to two times his then current base salary and the higher of (x) his annual bonus for the year of termination and (y) the annual bonus actually awarded in the year immediately preceding the year of termination; or
(ii) if termination occurs on or prior to March 1, 2003, a cash lump sum payment equal to two times his then current base salary and two times the annual bonus for the year of termination, and accelerated vesting of his stock options and restricted shares; as well as any annual bonus earned but not yet awarded and rights under any option or restricted share grants.

     If Mr. de St. Paer is terminated (i) by the Company without cause within the 24-month period following a Change in Control and, if the Change in Control is stockholder approval of an Event (as defined in his employment agreement), prior to a termination of the agreement to effect the Event (the "Post-Change Period"); (ii) by Mr. de St. Paer for Good Reason (as defined in his employment agreement) during the post-Change Period; or (iii) in connection with or anticipation of a Change in Control within one year prior to the date on which a Change in Control occurs; he will be entitled to (i) his then-current base salary through the date on which termination occurs; (ii) a cash lump sum payment equal to (x) two times his then current base salary and (y) two times the largest annual bonus awarded in each of the three years preceding the year in which the Change in Control occurs, provided that such bonus is at least equal to the targeted annual bonus for the year of such termination; (iii) an amount equal to the higher of (x) his annual bonus actually awarded in the year immediately preceding the year of termination and (y) his annual bonus for the year of termination, pro rated by a fraction for the number of months or days actually worked in the year of termination. Mr. de St. Paer will also be entitled to rights under any option or restricted share grants. In addition, Mr. de St. Paer will be entitled to gross-up payments in the event excise taxes are imposed on him under Section 280G of the United States Internal Revenue Code, as set forth in the agreement.

     CHANGE IN CONTROL ARRANGEMENTS

     All grants of restricted shares and share options under the Company's incentive compensation plans automatically vest upon a Change in Control (as defined in such plans).

COMPENSATION COMMITTEE REPORT

     In 2001, the Company updated its compensation principles and practices. The practices and principles received extensive internal vetting and were approved in principle by the Board. The practices and principles take into account, among other matters, the Company's recent rapid increase in size and its expansion into new geographic areas and new types of businesses. The Company's objective is to be competitive in the several markets in which it operates, in order to attract, retain and motivate the superior staff needed to be the business leader and employer of choice.

     The practices and principles maintain the Company's general principles of favoring performance-based compensation, with a more disciplined link to performance and more differentiation in pay to match performance.

     The competitiveness of the compensation packages is tested in the relevant markets; salary is generally set at median levels and variable factors are designed so that top-performers are targeted to receive total compensation well above market median. The Company also provides pension and other benefits and perquisites.

     In order to afford an opportunity for all employees of the Company and its participating subsidiaries to purchase shares of the Company, the Board approved for submission to shareholders an Employee Share Purchase Plan.

GLOBAL INCENTIVE COMPENSATION PLAN

     In 1999, the Company reviewed its incentive compensation plans and policies in light of its growth and expansion from a single business in one location to several businesses operating in a number of locations throughout the world. Implementation of the Global Incentive Compensation Plan (the "Plan") began with the Company's operations in Bermuda and Ireland in 1999 and will encompass its other subsidiaries as soon as practicable. Subsidiaries to which the Plan does not yet apply generally continue to operate under plans specific to their markets or plans in effect prior to their acquisition by the Company.

     Annual incentive compensation under the Plan takes the form of a corporate cash bonus pool allocated on the basis of corporate, business unit and individual performance. The corporate bonus pool is funded based on four weighted performance measures: (i) growth in cash earnings per share--40%; (ii) cash return on tangible equity--30%; (iii) total return on tangible equity--20%; and (iv) growth in book value per share, including dividends paid and excluding unrealized appreciation or depreciation of investments--10%. Performance is determined 65% on the Company's absolute performance against target rates in excess of a risk free rate of return approved by the Compensation Committee and 35% on the Company's relative performance as compared to a peer group of companies. The peer group is determined annually with the Compensation Committee's approval and includes leading property and casualty and financial guaranty insurers and reinsurers.

     Long-term incentive compensation under the Plan seeks to align management with the interests of the Company's shareholders to create shareholder value over time. Long-term incentives under the Plan are annual stock option awards and periodic restricted stock grants, generally vesting equally over three and four years, respectively. The Compensation Committee approves stock option award guidelines that generally remain in place for three years. The guidelines are based on competitive practices and stock dilution considerations. Individual awards within the guidelines are determined by level of responsibility, corporate, business unit and individual performance, and other relevant factors. Restricted stock typically will be granted every two or three years at levels up to 20% of the value of an annual stock option award. Stock options and restricted stock also may be granted in connection with new hires, personnel retention following mergers or acquisitions, or in other special circumstances.

2001 COMPENSATION REVIEW

     The tragic events of September 11 had two major consequences on the Company's compensation decisions for 2001. First, the imbalance in supply and demand for the Company's insurance and reinsurance products in the aftermath of the catastrophe led to the creation of several new companies in Bermuda. Those companies in turn were actively recruiting to fill their rosters, with the Company's superior staff as a natural target. Therefore, on management's recommendation, the Committee accelerated consideration of grants of restricted stock and approved grants of 200,000 restricted shares in the aggregate in January 2002 to such officers of the Company (other than Messrs. O'Hara, Brown, Keeling, Lusardi) and employees as Mr. O'Hara recommended.

     The terrorist attack also caused, as announced, major losses for the Company. Since the calculations of the bonus pool under the Plan are based on financial results, those results, giving effect to the losses, would have generated a very limited bonus pool. Yet in the view of the Committee and the Board, the Company's management and staff had performed well before the attack and responded effectively to its impact. Among the many positive factors in management's performance for the year were the successful integration of Winterthur International, the acquisition of the majority holding in Le Mans Re, the continued expansion of the financial products and services business and excellent positioning of the Company for a resurging market. The market, as evidenced by the stock price, also appeared strongly to approve of management's efforts.

     The Committee concluded that the severity of the September 11 losses, i.e. the loss of four airliners in one day, the total loss of two major structures and the attendant losses of their tenant enterprises, was extraordinary. The Committee therefore recommended to the Board that the actual calculations under the Plan be averaged with hypothetical calculations as if the attack had not occurred. That averaging resulted in a bonus pool approximately half of what it would have been absent the catastrophe. Incentive compensation was calculated on that average basis.

     The September 11 losses were unique, but nevertheless underscore the inflexibility of the current Plan, with its simple reliance on calculable financial results. The Company has expanded into businesses with catastrophic losses, which can bring significant swings into the incentive compensation calculations. The Committee has asked the Company to develop a revised Plan, retaining the better elements of the current Plan but adding elements that would allow the Plan as a whole to measure more accurately management's effectiveness in building value for shareholders.

CHIEF EXECUTIVE OFFICER AND CHAIRMAN'S COMPENSATION

     The Compensation Committee continues to believe that Mr. O'Hara is doing an excellent job. He has set a clear strategic direction and is guiding its implementation. The financial products and services business is growing at a measured pace; the Winterthur International integration is progressing well, as is the majority holding in Le Mans Re. The Company is very well positioned to take advantage of the market turn; its financial position is strong, and the spirit of its staff is excellent.

     The Chairman's compensation has been significantly increased to reflect the fact that that position has evolved into one that is approaching full-time. When Mr. Esposito was elected, it was on the understanding that the position would require between one-third and one-half of his time. The Company's geographic expansion and its extension into new areas, in particular financial products and services, have caused Mr. O'Hara to rely increasingly on Mr. Esposito, who has resigned other positions to allow him to devote more time and energy to the Company.

                                                      COMPENSATION COMMITTEE
                                                      John W. Weiser, Chairman
                                                      Robert R. Glauber
                                                      Dale R. Comey
                                                      John Loudon

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly dollar change in the cumulative total Shareholder return over a ten year period on the Company's Shares (assuming reinvestment of dividends) from June 1991 through December 2001 as compared to the cumulative total return of the Standard & Poor's 500 Stock Index and the cumulative total return of the Standard & Poor's Property Casualty Index. This graph assumes the investment of $100 in June 1991. The Company's shares were listed on the New York Stock Exchange on July 19, 1991.

            [REPRESENTATION OF DATA IN LINE GRAPH IN PRINTED PIECE.]

             XL Capital      S&P 500 S&P   Prop and Casualty
 Jul 91         100             100             100
 Dec 91         128.53          110.19          106.93
 Jun 92         124.22          109.45          102.92
 Dec 92         164.92          118.54          121.88
 Jun 93         169.22          124.3           124.52
 Dec 93         158.34          130.42          117.11
 Jun 94         139.72          126.02          111.75
 Dec 94         145.17          132.14          119.75
 Jun 95         194.12          158.82          131.82
 Dec 95         230.4           181.75          159.12
 Jun 96         270.24          200.09          164.41
 Dec 96         294.48          223.46          189.69
 Jun 97         416.52          269.5           232.9
 Dec 97         506.77          298.01          271.8
 Jun 98         628.81          350.76          283.35
 Dec 98         613.9           383.17          250.28
 Jun 99         469.15          430.6           242.25
 Dec 99         438.6           463.8           183.07
 Jun 00         466.24          461.81          174.22
 Dec 00         761.83          421.59          279.28
 Jun 01         724.35          393.38          283.25
 Dec 01         814.53          371.55          252.6


* The performance shown above is not necessarily indicative of future price performance.

AUDIT COMMITTEE REPORT

     The primary purpose of the Audit Committee of the Board of Directors is to assist the Board of Directors in fulfilling its responsibilities to oversee the participation of management in the financial reporting process of the Company and the role and responsibilities of the independent auditors, who report directly to the Audit Committee. The Audit Committee comprises five independent directors and operates under a written charter adopted and approved by the Board of Directors on May 12, 2001, which is attached as Appendix A hereto. It is not the responsibility of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors, as appropriate. It is also not the responsibility of the Audit Committee to assure compliance with laws and regulations and the Company's Code of Ethics or to set or determine the adequacy of the Company's reserves.

     Based on the Audit Committee's review of the audited financial statements, its discussions with management regarding the audited financial statements, its receipt of written disclosures and the letter from independent auditors required by Independence Standards Board Standard No. 1, its discussions with the independent auditor regarding such auditor's independence, the audited financial statements, the matters required to be discussed by the Statement on Auditing Standards 61 as amended and other matters the Audit Committee deemed relevant and appropriate, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements for the fiscal year ended December 31, 2001 be included in the Company's Annual Report on Form 10-K for such fiscal year.

                                                    AUDIT COMMITTEE
                                                    John T. Thornton, Chairman
                                                    Brian Corby
                                                    Paul Jeanbart
                                                    Cyril Rance
                                                    Ellen E. Thrower

AUDIT FEES

     The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2001 and for the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q during the year ended December 31, 2001 were approximately $4.2 million.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     PricewaterhouseCoopers LLP billed $3.5 million for professional services rendered to the Company for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001. These fees primarily related to the continuation of projects commenced in 1999 and 2000.

ALL OTHER FEES

     The aggregate fees billed by PricewaterhouseCoopers LLP for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended December 31, 2001 were $7.0 million. Included in this amount is $1.3 million of fees related to other attestation services that comprised the audits for insurance statutory and regulatory purposes in the various jurisdictions in which the Company operates, and the provision of certain opinions relating to the Company's filings with the SEC, including opinions delivered to securities underwriters in connection with various equity and debt offerings during fiscal year 2001. This attestation work is in addition to the amounts included in "Audit Fees" above. Of the remaining fees in this category, approximately $4.7 million related to due diligence, merger and integration-related services in connection with the Company's acquisition of Winterthur International during fiscal year 2001.

GENERAL

     The Audit Committee considered whether the provision of information technology consulting services relating to financial information systems design and implementation and other non-audit services performed by the independent auditors is compatible with maintaining PricewaterhouseCoopers LLP's independence.


                     II. APPOINTMENT OF INDEPENDENT AUDITORS

     The Audit Committee and the Board of Directors have recommended the appointment of PricewaterhouseCoopers LLP, New York, New York, as the
independent auditors of the Company for the fiscal year ending December 31, 2002. Representatives of the firm are expected to be present at the Annual General Meeting with an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPOINT PRICEWATERHOUSECOOPERS LLP, NEW YORK, NEW YORK.

             III. AMENDMENT AND RESTATEMENT OF THE 1991 PERFORMANCE
                                INCENTIVE PROGRAM

     The Board of Directors of the Company has amended and restated the XL Capital Ltd 1991 Performance Incentive Program (the "Program"), subject to Shareholder approval.

     The principal amendments to the Program are as follows. The maximum number of shares available for grant under the Program have been increased by 8,000,000 shares, resulting in a total of approximately 10,000,000 shares available for grant if such increase is approved. The number of shares that can be issued as restricted shares, performance shares and performance units under the Program, (I.E. awards other than stock options and stock appreciation rights) after March 8, 2002 will be limited to 1,000,000. Consistent with the Company's longstanding policies, the Program has also been formally amended to provide that stock options cannot be issued with an exercise price per share less than the fair market value per share at the date of grant, stock options cannot have a term longer than 10 years, and stock options and stock appreciation rights will not be repriced without shareholder approval.

     The shareholders are now requested to approve the amendment and restatement of the Program. The following summary of the amended and restated Program is qualified in its entirety by express reference to the Program, which is attached as Appendix B to this proxy statement.

GENERAL

     The Program is intended to provide incentives to attract, retain and motivate employees and directors of the Company and its subsidiaries and affiliates in order to achieve the Company's long-term growth and profitability objectives. The Program will provide for the grant to eligible employees and directors of stock options, share appreciation rights ("SARs"), restricted stock, performance shares, and performance units (the "Awards"). An additional 8,000,000 shares of Common Stock have been reserved for issuance under the Program (of which during a calendar year (i) the maximum number of shares with respect to which options and SARs may be granted to an individual participant under the Program will be 5,000,000 shares, and (ii) the performance shares, performance units, and restricted stock granted to an individual participant intended to qualify as performance-based compensation shall be not more than the equivalent of 150,000 shares), subject to anti-dilution adjustments in the event of certain changes in the Company's capital structure, as described below. Shares issued pursuant to the Program will be either authorized but unissued shares or treasury shares.

ELIGIBILITY AND ADMINISTRATION

     Officers and other employees of the Company and its subsidiaries and affiliates and directors of the Company will be eligible to be granted Awards under the Program. The Program will be administered by the Compensation Committee or such other Board committee or subcommittee (or the entire Board) as may be designated by the Board (the "Committee"). The Committee will determine which eligible employees and directors receive Awards, the types of Awards to be received and the terms and conditions thereof. The Committee will have authority to waive conditions relating to an Award or accelerate vesting of Awards. The actual number of employees who will receive awards under the Program cannot be determined because selection for participation in the Program is in the sole discretion of the Committee.

AWARDS

     Incentive stock options ("ISOs") intended to qualify for special tax treatment in accordance with the Code and nonqualified stock options not intended to qualify for special tax treatment under the Code may be granted for such number of shares of Common Stock as the Committee determines. The Committee will be authorized to set the terms relating to an option, including the exercise price and the time and method of exercise. The terms of ISOs will comply with the provisions of Section 422 of the Code. ISOs may only be granted to employees.

     Awards of restricted stock will be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose. Such restrictions will lapse under circumstances as the Committee may determine. Except as otherwise determined by the Committee, eligible employees granted restricted stock will have all of the rights of a stockholder, including the right to vote restricted stock and receive dividends thereon.

     Performance shares and performance units will provide for future issuance of shares or payment of cash, respectively, to the recipient upon the attainment of corporate performance goals established by the Committee over specified performance periods. Prior to payment of performance shares or performance units, the Committee will certify that the performance objectives were satisfied. Performance objectives may vary from employee to employee.

     If the Committee determines that an award of performance shares, performance units or restricted stock should qualify under the performance-based compensation exception to the $1 million cap on deductibility under Section 162(m) of the Code, the grant, vesting and/or settlement of such awards shall be contingent upon achievement of pre-established performance goals based on one or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria): earnings per share; revenues; cash flow; cash flow return on investment; return on assets; return on investment; return on capital; return on equity; economic value added; operating margin; net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; operating earnings; total stockholder return; and any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index.

NONTRANSFERABILITY

     Unless otherwise set forth by the Committee in an award agreement, Awards will generally not be transferable by the participant other than by will or the laws of descent and distribution and will be exercisable during the lifetime of the participant only by such participant or his or her guardian or legal representative.

CAPITAL STRUCTURE CHANGES

     In the event of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, exchanges of shares, spin-offs, liquidations, reclassifications or other similar changes in the capitalization of the Company, the number of shares of common stock available for grant under the Program shall be adjusted proportionately or otherwise by the Board of Directors, and where deemed appropriate, the number of shares covered by outstanding stock options, the number of performance shares and shares of restricted stock outstanding, and the option price of outstanding stock options shall be similarly adjusted.

AMENDMENT AND TERMINATION

     The Board of Directors of the Company may, at any time and from time to time, suspend or terminate the Program in whole or amend it from time to time in such respects as the Board of Directors of the Company may deem appropriate; provided, however, that, without the consent of an affected participant, no amendment, suspension, or termination of the Program may adversely affect the rights of such participant under any award theretofore granted to him or her.

MARKET VALUE

     The per share closing price of the Company's Shares on April 1, 2002 was $92.51.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences of the Program, based upon current provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretation thereof, and does not address the consequences under any state, local or foreign tax laws.

STOCK OPTIONS

     In general, the grant of an option will not be a taxable event to the recipient and it will not result in a deduction to the Company. The tax consequences associated with the exercise of an option and the subsequent disposition of shares of common stock acquired on the exercise of such option depend on whether the option is a nonqualified stock option or an ISO.

     Upon the exercise of a nonqualified stock option, the participant will recognize ordinary taxable income equal to the excess of the fair market value of the shares of common stock received upon exercise over the exercise price. If the participant is employed by a United States subsidiary, the subsidiary will generally be able to claim a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the shares of common stock will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of common stock.

     Generally, a participant will not recognize ordinary taxable income at the time of exercise of an ISO and no deduction will be available to the participant's employer, provided the option is exercised while the participant is an employee or within three months following termination of employment (longer, in the case of disability or death). If an ISO granted under the Program is exercised after these periods, the exercise will be treated for United States federal income tax purposes as the exercise of a nonqualified stock option. Also, an ISO granted under the Program will be treated as a nonqualified stock option to the extent it (together with other ISOs granted to the participant by the Company) first becomes exercisable in any calendar year for shares of common stock having a fair market value, determined as of the date of grant, in excess of $100,000.

     If shares of common stock acquired upon exercise of an ISO are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, any gain or loss will be long-term capital gain or loss. If shares of common stock acquired upon exercise of an ISO are disposed of prior to the expiration of these one-year or two-year holding periods (a "Disqualifying Disposition"), the participant will recognize ordinary income at the time of disposition, and the participant's employer will generally be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares of common stock at the date of exercise over the exercise price. Any additional gain will be treated as capital gain, long-term or short-term, depending on how long the shares of common stock have been held.

     Although the exercise of an ISO as described above would not produce ordinary taxable income to the participant, it would result in an increase in the participant's alternative minimum taxable income and may result in an alternative minimum tax liability.

     If an option is exercised through the use of shares of common stock previously owned by the participant, such exercise generally will not be considered a taxable disposition of the previously owned shares and, thus, no gain or loss will be recognized with respect to such previously owned shares upon such exercise. The amount of any built-in gain on the previously owned shares generally will not be recognized until the new shares acquired on the option exercise are disposed of in a sale or other taxable transaction.

RESTRICTED STOCK

     A participant who receives shares of restricted stock will generally recognize ordinary income at the time that they "vest", I.E., either when they are not subject to a substantial risk of forfeiture or when they are freely transferable. The amount of ordinary income so recognized will be the fair market value of the common stock at the time the income is recognized (determined without regard to any restrictions other than restrictions which by their terms will never lapse), less the amount, if any, paid for the stock. This amount is generally deductible for federal income tax purposes by the participant's employer. Dividends paid with respect to common stock that is non-vested will be ordinary compensation income to the participant (and generally deductible by the employer). Any gain or loss upon a subsequent sale or exchange of the shares of common stock, measured by the difference between the sale price and the fair market value on the date restrictions lapse, will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of common stock. The holding period for this purpose will begin on the date following the date restrictions lapse.

     In lieu of the treatment described above, a participant may elect immediate recognition of income under Section 83(b) of the Code. In such event, the participant will recognize as income the fair market value of the restricted stock at the time of grant (determined without regard to any restrictions other than restrictions that by their terms will never lapse), and the participant's employer will generally be entitled to a corresponding deduction. Dividends paid with respect to shares as to which a proper Section 83(b) election has been made will not be deductible. If a Section 83(b) election is made and the restricted stock is subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

SARS AND OTHER AWARDS

     With respect to SARs, performance shares, and performance units, generally, when a participant receives payment with respect to any such Award granted to him or her under the Program, the amount of cash and the fair market value of any other property received will be ordinary income to such participant and will be allowed as a deduction for federal income tax purposes to the employer.

DEDUCTIBILITY LIMIT ON COMPENSATION IN EXCESS OF $1 MILLION

     Section 162(m) of the Code generally limits the deductible amount of annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with Awards granted under the Program) by a public company to a "covered employee" (I.E., the chief executive officer and four other most highly compensated executive officers of the Company) to no more than $1 million. The Company currently intends to structure stock options granted under the Program to comply with an exception to non-deductibility under
Section 162(m) of the Code in order to maximize the tax deductions available to United States based subsidiaries of the Company.

NEW PROGRAM BENEFITS

     The amount of benefits that will be granted under the Program cannot be determined at this time.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND AND RESTATE THE PROGRAM.

             IV. PROPOSAL TO ADOPT THE EMPLOYEE SHARE PURCHASE PLAN

     The Company's Board of Directors has adopted the Employee Share Purchase Plan pursuant to which employees of the Company and its designated subsidiaries may be entitled to purchase ordinary shares of the Company. The Employee Share Purchase Plan is intended to enhance the Company's ability to attract and retain employees and to better enable such persons to participate in the long-term success and growth of the Company.

     The material features of the Employee Share Purchase Plan are described below, but this description is only a summary and is qualified in its entirety by reference to the actual text of the Employee Share Purchase Plan. A copy of the Employee Share Purchase Plan is attached as Appendix C hereto.

ADMINISTRATION

     The Employee Share Purchase Plan will be administered by a committee of the Board of Directors of the Company (the "Committee").

     Subject to the express provisions of the Employee Share Purchase Plan, the Committee has the power to determine the terms and conditions of each offering of shares to employees thereunder. The Committee also has authority to adopt and revise rules, guidelines and practices governing the plan, to interpret the terms and provisions of the plan and any offering made thereunder, and to otherwise supervise the administration of the plan.

STOCK SUBJECT TO THE PLAN

     A total of 1,225,000 ordinary shares of the Company are reserved for issuance under the Employee Share Purchase Plan, subject to equitable adjustment by the Committee in the event of stock dividends, recapitalizations and other similar corporate events.

ELIGIBILITY

     All employees of the Company or any of its participating subsidiaries who have been employed for at least six months (or another period determined by the Committee not in excess of two years) will be eligible to purchase stock under the plan. The participating subsidiaries will be those designated by the Committee to participate in the Employee Share Purchase Plan.

OPERATION OF THE PLAN

     The plan is designed to qualify as an "employee  share purchase plan" under
Section 423 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"). The plan will allow participating employees to purchase ordinary shares of the Company through payroll withholding. The plan provides for consecutive six month offering periods (or other periods of not more than 27 months as determined by the Committee) under which participating employees can elect to have amounts withheld from their total compensation during the offering period and applied to purchase ordinary shares of the Company at the end of the period. Unless otherwise determined by the Committee before an offering period, the purchase price will be the lesser of 85% of the fair market value of ordinary shares of the Company at the beginning or end of the offering period. Unless otherwise determined by the Committee, the maximum number of shares that may be purchased by an employee in any offering is 1,000 shares. In addition, applicable Code limitations specify, in general, that a participant's right to purchase stock under the plan cannot accrue at a rate in excess of $25,000 (based on the value at the beginning of the applicable offering periods) per calendar year.

AMENDMENTS AND TERMINATION

     The Employee Share Purchase Plan will terminate when all shares authorized to be issued under it have been exhausted. The Board of Directors may discontinue the Employee Share Purchase Plan at any time and may amend it from time to time. Amendments may be made without shareholder approval except as required to satisfy Section 423 of the Code.

NEW PLAN BENEFITS

     The amount of benefits payable in the future under the Employee Share Purchase Plan is not currently determinable and, as of the date of this prospectus, no stock has been granted under this plan.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain of the U.S. federal income tax consequences to participants in the plan and to the Company, based upon current provisions of the Code and the regulations and rulings thereunder, and does not address the consequences under state, local, foreign or any other applicable tax laws. A participating employee in the plan will not recognize income at the time a purchase right is granted at the beginning of an offering period or when the employee purchases shares at the end of the offering period. However, the employee will be taxed on amounts withheld from salary under the plan as if actually received, and a participating subsidiary that employs the employee will generally be entitled to a corresponding income tax deduction.

     If a participating employee disposes of shares purchased pursuant to the plan after one year from the end of the applicable offering period and two years from the beginning of the applicable offering period, the employee must include in gross income as compensation (as ordinary income and not as capital gain) for the taxable year of disposition an amount equal to the lesser of (a) the excess of the fair market value of the shares at the beginning of the applicable offering period over the purchase price computed on the first day of the offering period or (b) the excess of the fair market value of the shares at the time of disposition over their purchase price. Thus, if the one and two year holding periods described above are met, the participating employee's ordinary compensation income will be limited to the discount available on the first day of the applicable offering period. If the amount recognized upon such a disposition by way of sale or exchange of the shares exceeds the purchase price plus the amount, if any, included in income as ordinary compensation income, the excess will be long-term capital gain. If the one and two year holding periods described above are met, the Company and its participating subsidiaries will not be entitled to any income tax deduction.

     If the participating employee disposes of shares within one year from the end of the applicable offering period or two years from the beginning of the offering period, the employee will recognize ordinary income at the time of disposition which will equal the excess, if any, of the fair market value of the shares on the date the participating employee purchases the shares (i.e., the end of the applicable offering period) over the amount paid for the shares. A participating subsidiary that employs the employee will generally be entitled to a corresponding income tax deduction.

     The excess, if any, of the amount recognized on disposition of the shares over their fair market value on the date of purchase (I.E., the end of the applicable offering period) will be short-term capital gain, unless the participating employee's holding period for the shares (which will begin at the time of purchase at the end of the offering period) is more than one year. If the participating employee disposes of the shares for less than the purchase price for the shares, the difference between the amount recognized and such purchase price will be a long- or short-term capital loss, depending upon the holding period for the shares.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO ADOPT THE EMPLOYEE SHARE PURCHASE PLAN.

                V. SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     Shareholder proposals intended for inclusion in the Proxy Statement for the 2003 Annual General Meeting of Shareholders should be sent to the Company's Secretary at XL House, One Bermudiana Road, Hamilton HM 11, Bermuda and must be received by December 7, 2002. In addition, if a shareholder intends to present a proposal at the 2003 Annual General Meeting other than pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, and if the proposal is not received by the Company's Secretary by February 20, 2003, then the proxies designated by the Board of Directors of the Company for the 2003 Annual General Meeting of Shareholders may vote in their discretion on any such proposal any Shares for which they have been appointed proxies without mention of such matter in the Proxy Statement for such meeting or on the proxy card for such meeting.

     Any Shareholder entitled to vote at a meeting may nominate persons for election as Directors if written notice of such intent is delivered or mailed, postage prepaid, and received by the Secretary at the principal executive offices of the Company not less than 5 days nor more than 21 days before the date appointed for such meeting. The shareholder notice must include the following information about the proposed nominee: (a) name, age, and business and residence addresses; (b) principal occupation or employment; (c) class and number of Shares or securities of the Company beneficially owned; and (d) any other information required to be disclosed in solicitations of proxies pursuant to Regulation 14A of the Securities Exchange Act of 1934, including the proposed nominee's written consent to serve if elected. The notice must also include information on the Shareholder making the nomination, including such Shareholder's name and address as it appears on the Company's books and the class and number of Shares of the Company beneficially owned. The nomination of any person not made in compliance with the foregoing procedures shall be disregarded.

                                VI. OTHER MATTERS

     While management knows of no other issues, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy form to vote the proxy in accordance with their judgment on such matters.

PROXY SOLICITATION

     The Company will bear the cost of this solicitation of proxies. Proxies may be solicited by Directors, officers and employees of the Company and its subsidiaries without receiving additional compensation. In addition to the foregoing, the Company has retained Georgeson & Company Inc. to assist in the solicitation of proxies for a fee of approximately $10,000 plus reasonable out-of-pocket expenses and disbursements of that firm. Upon request, the Company will also reimburse brokers and others holding stock in their names, or in the names of nominees, for forwarding proxy materials to their principals.

     THE COMPANY WILL FURNISH, WITHOUT CHARGE TO ANY SHAREHOLDER, A COPY OF ITS ANNUAL REPORT ON FORM 10-K THAT IT FILES WITH THE SECURITIES AND EXCHANGE COMMISSION. A COPY OF THIS REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001 MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY'S SECRETARY AT XL HOUSE, ONE BERMUDIANA ROAD, HAMILTON HM 11, BERMUDA.

                                     As ordered,


                                     Brian M. O'Hara
                                     PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                                                      APPENDIX A

                                 XL CAPITAL LTD

                             AUDIT COMMITTEE CHARTER

ORGANIZATION

     The Board of Directors shall designate annually an Audit Committee comprised of three or more Directors, each of whom is independent of management and the Company and free of any relationship which, in the opinion of the Board of Directors, would interfere with the Director's exercise of independent judgment as a Committee member. The Audit Committee shall comply with all applicable rules and regulations of the New York Stock Exchange.

PURPOSE

     The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities to oversee the participation of management and the independent auditors in the financial reporting process of the Company. Without limiting the foregoing, it is not the responsibility of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. It is also not the responsibility of the Audit Committee to assure compliance with laws and regulations and the Company's Code of Ethics or to set or determine the adequacy of the Company's reserves.

MEETINGS

     The Committee shall meet at least four times each year, or more frequently as circumstances dictate. In order to foster open communications, the Committee shall meet at least annually with management, the director of the internal audit department and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately.

RELATIONSHIP WITH INDEPENDENT AUDITORS

     The Company's independent auditors are ultimately accountable to the Board of Directors and the Audit Committee, and the Board of Directors and the Audit Committee have the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors. Additionally, the Audit Committee shall:

     o Obtain from the independent auditors each year a formal written statement delineating all relationships between the auditors and the Company;

     o Periodically engage in a dialogue with and require disclosure from the independent auditors regarding all relationships or services that may impact the objectivity and independence of the auditors; and

     o Recommend that the Board of Directors take appropriate action in response to the outside auditor's report to satisfy itself of the outside auditor's independence.

RESPONSIBILITIES

The Audit Committee shall:

     Review with Company management and the independent auditors the proposed overall plan and scope of the Company's annual audit, the adequacy of the Company's system of internal controls, and the Company's audited financial statements and related disclosures.

     Discuss with the independent auditors their judgments about the quality, not just the acceptability, of the Company's accounting principles as applied in its financial reporting and any recommendations made by the Company's independent auditors concerning its system of internal controls.

     Approve the fees and expenses of the independent auditors in connection with the Company's annual audit and review the fees and expenses of the independent auditors in connection with services rendered apart from the annual audit.

     Review annually with the General Counsel and the Compliance Director the Company's Code of Ethics, as well as the administration, training, monitoring and auditing of the related Compliance Program.

     Review any exceptions to the Company's Code of Ethics and the actions management has taken to resolve the exceptions.

     Review with the Company's General Counsel any legal, regulatory and environmental matters that may have a material impact on the Company's financial statements.

     Review the activities of the Company's internal audit department, including the proposed annual audit plan, periodic progress reports on the status of the plan, and summaries of any significant issues raised during the performance of internal audits.

     Review the reserving methodology and process of the Company and the Company's reserves, together with internal or external actuarial reports or studies.

     Review and assess the adequacy of the Audit Committee Charter on an annual basis.

     Review and assess compliance with all applicable rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange specifically applicable to the composition and responsibilities of the Audit Committee.

     Review the effects of new and proposed accounting standards applicable to the Company.

     Perform such other activities as the Committee or the Board of Directors may from time to time deem necessary or appropriate.

                                                                      APPENDIX B


                                 XL CAPITAL LTD

                       1991 PERFORMANCE INCENTIVE PROGRAM
                 AS AMENDED AND RESTATED EFFECTIVE MARCH 8, 2002

                                 I. INTRODUCTION

A.   PURPOSE OF THE PROGRAM

     XL Capital Ltd (the "Company") has established the Program to further its long-term financial success by offering stock, and stock-based compensation, to employees and directors of the Company whereby they can share in achieving and sustaining such success. The Program also provides a means to attract and retain the executive talent needed to achieve the Company's long-term growth and profitability objectives.

B.   DEFINITIONS

     When used in the Program, the following terms shall have the meanings set forth below:

     "Award(s)" shall mean Performance Shares, Restricted Stock, Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights or Performance Units granted under the Program.

     "Board" shall mean the Board of Directors of the Company.

     "Change of Control" shall be deemed to have occurred if and when any person, meaning an individual, a partnership, or other group or association as defined in Sections 13(d) and 14(d) of the United States Securities Exchange Act of 1934 (other than a group of which the Grantee is a member or which has been organized by the Grantee for the purpose of making such acquisition), acquires, directly or indirectly, 40 percent or more of the combined voting power of the outstanding securities of the Company having a right to vote in the election of directors. Ownership of 40 percent or more of the combined voting power of the outstanding securities of the Company by any person controlled directly or indirectly by the Company shall not be deemed a Change of Control of the Company.

     "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

     "Committee" shall mean the entire Board or the Compensation Committee, or such other committee or subcommittee of the Board as may be designated by the Board to administer the Program.

     "Common Stock" shall mean the ordinary shares of the Company, par value of $0.01 per share, and may be either stock previously authorized but unissued, or stock required by the Company.

     "Company" shall mean XL Capital Ltd, a Cayman Islands corporation, any other entity in which XL Capital Ltd owns 20% or more of the ordinary voting power or equity, and any successor in a reorganization or similar transaction.

     "Disability" shall mean the inability of a Participant to perform the services normally rendered due to any physical or mental impairment that can be expected to be of either permanent or indefinite duration, as determined by the Committee on the basis of appropriate medical evidence, and that results in the Participant's Termination of Employment; provided, however, that with respect to any Participant who has entered into an employment agreement with the Company, the term of which has not expired at the time a determination concerning Disability is to be made, Disability shall have the meaning attributed in such employment agreement.

     "Fair Market Value" shall mean with respect to a given day, the closing sales price of Common Stock, as reported by such responsible reporting service as the Committee may select, or if there were no transactions in the Common Stock on such day, then the last preceding day of which transactions took place. The foregoing notwithstanding, the Committee may determine the Fair Market Value in such other manner as it may deem more appropriate for Program purposes or as is required by applicable laws or regulations.

     "Incentive Stock Option" or "ISO" shall mean a right to purchase the Company's Common Stock which is intended to comply with the terms and conditions for an incentive stock option as set forth in Section 422 of the Code, or such other sections of the Code as may be in effect from time to time.

     "Nonstatutory Stock Option" or "NQSO" shall mean a right to purchase the Company's Common Stock which is not intended to comply with the terms and conditions for a tax-qualified stock option, as set forth in Section 422 of the Code, or such other sections of the Code as may be in effect from time to time.

     "Participant" shall mean any employee of the Company and any member of the Board (whether or not an employee of the Company) who, in the judgment of the Committee, is in a position to make a substantial contribution to the management, growth, and success of the Company and is thus designated by the Committee to receive an Award.

     "Performance Goal" shall mean any financial, statistical or other measure selected by the Committee, including without limitation (a) the attainment of a specified financial or statistical objective or (b) the performance of the Company relative to a peer group as applicable to a specific Performance Period.

     "Performance Period" shall mean a period set by the Committee over which Performance Shares or Performance Units may be earned. There may be more than one Performance Period in existence at any one time, and the duration of Performance Periods may differ from each other.

     "Performance Shares" shall mean Common Stock granted to a Participant with respect to a Performance Period under Article III of the Program, together with any other rights attached thereto or associated therewith including without limitation any right to receive cash in connection therewith.

     "Performance Unit" shall mean a cash award made pursuant to Section VI of the Program.

     "Program" shall mean the Company's 1991 Performance Incentive Program.

     "Restricted Stock" shall mean a share of common stock granted to a Participant under Article IV of the Plan. Restricted Stock awards entitle the Participant to receive shares of Common Stock which have certain restrictions that lapse upon satisfaction of conditions imposed by the Committee at the time of award.

     "Retirement"  shall  mean,  except  as  otherwise  set  forth  in an  Award agreement, a Participant's Termination of Employment by reason of the Participant's retirement at his normal retirement date, pursuant to and in accordance with a pension, retirement or similar plan or other regular retirement practice of the Company, or in accordance with the early retirement provisions thereof.

     "Stock Appreciation Rights" or "SARs" shall mean a contingent right granted to a Participant with respect to Stock Options granted under Article V of the Plan, which grants the Participant the right to receive the difference between the Fair Market Value of the Common Stock on the date of exercise and the price at which the SAR was granted.

     "Termination of Employment" shall mean a cessation of the employee-employer relationship between a Participant and the Company for any reason or, in the case of a member of the Board, termination of the director's service on the Board for any reason.

                           II. PROGRAM ADMINISTRATION

A.   ADMINISTRATION

     The Program shall be administered by the Committee. Subject to the express provisions of the Program, the Committee shall have full and exclusive authority to interpret the Program, to prescribe, amend and rescind rules and regulations relating to the Program and to make all other determinations deemed necessary or advisable in the implementation and administration of the Program; provided, however, that subject to the express provisions hereof or unless required by applicable law or regulation, no action of the Committee shall adversely affect the terms and conditions of any Award made to, or any rights hereunder or under any grant letter of, any Participant, without such Participant's consent. The Committee's interpretation and construction of the Program shall be conclusive and binding on all persons, including the Company and all Participants.

B.   PARTICIPATION

     The Committee may, from time to time, make all determinations with respect to selection of Participants and the Award or Awards to be granted to each Participant. In making such determinations, the Committee may take into account the nature of the services rendered or expected to be rendered by the respective Participants, their present and potential contributions to the Company's success and such other factors as the Committee in its discretion shall deem relevant.

C.   MAXIMUM NUMBER OF SHARES AVAILABLE

     Subject to adjustment as provided under Article II, Paragraph D of the Program, (i) the maximum number of shares which may be granted under the Program after March 8, 2002 is 10,000,000 shares plus shares which subsequently become available as a result of forfeitures, cancellation or expiration of options or restricted stock granted under the Program or separate agreements entered into before the effective date of the Program, and (ii) of such maximum number of shares, no more than an aggregate of 1,000,000 shares may be granted as Performance Shares, Restricted Stock or Performance Units after March 8, 2002 under the Program. In the event that a stock option issued under the Program expires or is terminated unexercised as to any shares covered thereby, or shares are forfeited for any reason under the Program, such shares shall thereafter be again available for issuance under the Program, and the number of shares surrendered in payment of any exercise or purchase price of any stock option or other Award under the Program will again be available for Awards (other than Incentive Stock Options) under the Program. At the Committee's discretion, these shares may be granted as stock options, Performance Shares, Restricted Stock, Stock Appreciation Rights or any combination of these provided that the combined total number of shares granted does not exceed the overall share authorization described above.

     Subject to adjustment as provided under Article II, Paragraph D of the Program, (i) the maximum number of shares of Common Stock with respect to which stock options and Stock Appreciation Rights may be granted during a calendar year to any Participant under the Program shall be 5,000,000 shares, and (ii) with respect to Performance Shares, Performance Units or Restricted Shares intended to qualify, as set forth in Article VII, as performance-based compensation within the meaning of Section 162(m) of the Code, the maximum number of shares of Common Stock (or amount of cash in the case of Performance Units) subject to such awards granted during a calendar year to any Participant under the Program shall be the equivalent of 150,000 shares.

     No Incentive Stock Options shall be granted after March 8, 2012.

D.   ADJUSTMENTS

     In the event of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, exchanges of shares, spin-offs, liquidations, reclassifications or other similar changes in the capitalization of the Company, the number of shares of Common Stock available for grant under this Program shall be adjusted proportionately or otherwise by the Board, and where deemed appropriate, the number of shares covered by outstanding stock options, the number of Performance Share and Restricted Stock shares outstanding, and the option price of outstanding stock options shall be similarly adjusted. Also, in instances where another corporation or other business entity is acquired by the Company, and the Company has assumed outstanding employee option grants under a prior existing plan of acquired entity, similar adjustments are permitted at the discretion of the Committee. In the event of any other change affecting the Common Stock reserved under the Program, such adjustment, if any, as may be deemed equitable by the Board, shall be made to give proper effect to such event.

E.   REGISTRATION CONDITIONS

     1. Unless issued pursuant to a registration statement, under the U.S. Securities Act of 1933, as amended, no shares shall be issued to a Participant under the Program unless the Participant represents and agrees with the Company that such shares are being acquired for investment and not with a view to the resale or distribution thereof, or such other documentation as may be required by the Company, unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with such Act.

     2. Any restriction on the resale of shares shall be evidenced by the following legend on the stock certificate or such other legend as the Company deems appropriate.

     "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. The shares cannot be offered, transferred or sold unless (a) a registration statement under such Act is in effect with respect to such shares, or (b) a written opinion from counsel acceptable to the Company is obtained to the effect that no such registration is required. The Company reserves the right to refuse the transfer of such shares until such conditions have been fulfilled. The Articles of Association of the Company contain other restrictions on share transfers."

     Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (or such other legend deemed appropriate by the Company) shall also bear such a legend unless, in the opinion of counsel or the Company, the securities represented thereby need no longer be subject to the restriction contained herein. The provisions of this paragraph shall be binding upon all subsequent holders of certificates bearing such legend.

F.   COMMITTEE ACTION

     The Committee may, through Award agreements, limit its discretion under this Program. To the extent such discretion is not specifically waived in an Award agreement, the Committee shall retain such discretion.

G.   NO OPTION OR SAR REPRICING WITHOUT SHAREHOLDER APPROVAL

     Except as provided in Article II.D hereof relating to certain antidilution adjustments, unless the approval of shareholders of the Company is obtained, ISOs, NQSOs and SARs issued under the Program shall not be amended to lower their exercise prices and ISOs, NQSOs and SARs issued under the Plan will not be exchanged for other stock options or SARs with lower exercise prices.

                             III. PERFORMANCE SHARES

A.   GRANT OF PERFORMANCE SHARES

     After selecting Participants who will receive Awards of Performance Shares for a given Performance Period, the Committee shall inform each such Participant of the Award to be granted to the Participant at the completion of the Performance Period, and the applicable terms and conditions of the Award.

     The Committee shall cause to be issued to each Participant a grant letter specifying the number of Performance Shares equal to his Award and the number of Performance Shares which may be awarded subject to the terms and conditions of such grant letter and the Program.

B.   ESTABLISHMENT OF PERFORMANCE GOALS

     1. The Committee shall establish the Performance Goals for each Performance Period. The Committee any also establish a schedule for such Performance Period setting forth the percentage of the Performance Share Award which will be earned, based on the extent to which the Performance Goals for such Performance Period are actually achieved, the date on which Performance Shares awarded hereunder shall vest, or the date on which such Performance Shares shall be forfeited (in whole or in part) by the Company for failure to meet the Performance Goals, shall be as specified by the Committee.

     2. As promptly as practical after each Performance Period, the Committee shall determine whether, or the extent to which, the Performance Goals have been achieved. Based on such determination, the Participant shall be deemed to have earned the Performance Shares awarded to him, or a percentage thereof as provided in any schedule established by the Committee. In addition, the Committee may, from time to time during a Performance Period and consistent with the terms and conditions of applicable Awards and Performance Goals, determine that all or a portion of the Performance Shares awarded to one or more Participants have been earned.

     3. If during the course of a Performance Period, there should occur, in the opinion of the Committee, significant changes in economic conditions or in the nature of the operations of the Company, or any other pertinent changes which the Committee did not foresee or accurately predict the extent of in establishing the Performance Goals for such Performance Period and which, in the Committee's sole judgment, have, or are expected to have, a substantial effect on the performance of the Company during such Performance Period, the Committee may make such adjustment to the Performance Goals or measurement of such Performance Goals as the Committee, in its sole judgment, may deem appropriate.

C.   TERMINATION OF EMPLOYMENT

     In the event of a Participant's Termination of Employment prior to satisfaction of conditions related to outstanding Performance Share Awards for reasons other than discharge or resignation, the Participant or the Participant's estate or beneficiary, in the sole discretion of the Committee, may be entitled to receive from Performance Shares held by the Corporation a pro rata number of shares with respect to that Performance Share Award, or such larger portion of the Award, as the Committee shall determine. In the event of Termination of Employment due to resignation or discharge, the Award will be cancelled, and the Participant shall not be entitled to any further consideration with respect to the forfeited Performance Shares, subject to the discretion of the Committee to release restrictions on all or any part of an Award.

                              IV. RESTRICTED STOCK

A.   GRANT OF RESTRICTED STOCK

     1. Following the selection of Participants who will receive a Restricted Stock Award, the Committee shall inform each Participant of the number of Restricted Stock shares granted to the Participant and the terms and applicable conditions of the Award.

     2. Each certificate for Restricted Stock shall be registered in the name of the Participant and deposited together with a stock power endorsed in blank, with the Company.

B.   OTHER TERMS AND CONDITIONS

     Company stock, when awarded pursuant to a Restricted Stock Award, will be represented by a stock certificate registered in the name of the Participant who is granted the Restricted Stock Award. Such certificate shall be deposited together with a stock power endorsed in blank with the Company. The Participant shall be entitled to receive dividends and all other distributions during the restriction period and shall have all shareholder's rights with respect to such stock, if any, with the exception that: (1) the Participant may not transfer ownership of the shares during the restriction period except by will or the laws of descent and distribution, (2) the Participant will not be entitled to delivery of the stock certificate during the restriction period, (3) the Company will retain custody of the stock during the restriction period, and (4), a breach of a restriction or a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award will cause a forfeiture of the Restricted Stock shares. The Committee may impose additional restrictions, terms, or conditions upon the Restricted Stock Award.

C.   RESTRICTED STOCK AWARD AGREEMENT

     Each Restricted Stock Award shall be evidenced by a Restricted Stock Award Agreement in such form and containing such terms and conditions not inconsistent with the provisions of the Program as the Committee from time to time shall approve.

D.   TERMINATION OF EMPLOYMENT

     In the event of a Participant's Termination of Employment prior to satisfaction of conditions related to outstanding Restricted Stock Awards for reasons other than discharge or resignation, the Participant or the Participant's estate or beneficiary, in the sole discretion of the Committee, may be entitled to receive from Restricted Stock shares held by the Corporation a pro rata number of shares with respect to that Restricted Stock Award, or such larger portion of the Restricted Stock Award, as the Committee shall determine. In the event of Termination of Employment due to resignation or discharge, all Restricted Stock shares held by the Company shall be forfeited, and the Participant shall not be entitled to any further consideration with respect to the forfeited Restricted Stock shares, subject to the discretion of the Committee to release of restrictions on all or any part of an Award, or unless otherwise stated in the Restricted Stock Agreement.

E.   PAYMENT FOR RESTRICTED STOCK

     Restricted Stock Awards may be made by the Committee under which the Participant shall, upon payment of the par value, or, in the alternative, under which the Participant shall pay all (or any lesser amount than all) of the Fair Market Value of the stock, determined as of the date the Restricted Stock Award is made, receive a Restricted

Stock Award. If payment is required, such purchase price shall be paid as provided in the Restricted Stock Award Agreement.

                                V. STOCK OPTIONS

A.   STOCK OPTION TERMS AND CONDITIONS

     All stock options granted to Participants under the Program shall be evidenced by agreements which shall be subject to applicable provisions of the Program, and such other provisions as the Committee may adopt, including the following provisions:

     1. PRICE: The option price per share of Nonstatutory Stock Options (NQSOs) and Incentive Stock Options (ISOs) shall not be less than 100 percent of the Fair Market Value of a share of Common Stock on the date of grant.

     2. PERIOD: An ISO shall not be exercisable for a term longer than ten years from date of its grant. NQSOs shall have a term not longer than ten years from the date of grant.

     3. TIME OF EXERCISE: The Committee may prescribe the timing of the exercise of the stock option and any minimums and installment provisions and may accelerate the time at which a stock option becomes exercisable.

     4. EXERCISE PROCEDURES: A stock option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Company, and payment of the full price of the shares being purchased.

     5. PAYMENT: The price of an exercised stock option, or portion thereof, may be paid:

          a. in cash or by check, bank draft or money order payable to the order of the Company; or

          b. through the delivery of shares of Common Stock owned by the Participant, having an aggregate Fair Market Value as determined on the date of exercise equal to the option price; or

          c. by a combination of both a and b above. The Committee may impose such limitations and prohibitions on the use of any shares of Common Stock to exercise a stock option as it deems appropriate.

     6. SPECIAL RULE FOR INCENTIVE STOCK OPTIONS: Notwithstanding any other provisions of the Program, the aggregate Fair Market Value of the shares of Common Stock, determined as of the time the stock option is granted, for which the Participant may first exercise Incentive Stock Options in any calendar year shall not exceed U.S. $100,000 or such other individual employee grant limit as may be in effect under the Code.

     7. EFFECT OF LEAVES OF ABSENCE: It shall not be considered a Termination of Employment when a Participant is placed by the Company on military leave, sick leave or other bona fide leave of absence. In case of such leave of absence, the employment relationship for Program purposes shall be continued until the later of the date when such leave of absence equals ninety days or when the Participant's right to reemployment with the Company shall no longer be guaranteed either by statute or contract.

     8. TERMINATION OF EMPLOYMENT: In the event of Termination of Employment, the following provisions shall apply unless waived by the Committee, or as otherwise specifically provided in the Stock Option Agreement:

          a.   Discharge for Cause: All outstanding options shall be cancelled.

          b. Termination Other Than for Cause: Unless and except as otherwise specified in a Participant's agreement, all options shall expire on the earlier of (i) 90 days following the Termination of Employment or (ii) the expiration of the full term of the option.

     Notwithstanding the foregoing, the Committee may rescind the right to exercise stock options following Termination of Employment if the Participant has been found to be directly or indirectly engaged in any activity which is in competition with the Company or otherwise adverse to or not in the best interest of the Company. Further, no option agreement for ISOs may extend their exercise period beyond the time allowed by the Code.

B.   STOCK APPRECIATION RIGHTS (SARS)

     1. Stock options granted under the Program may be granted with Stock Appreciation Rights attached on a one-to-one basis. SARs are subject to all terms and conditions of the related stock options. SARs may only be granted in connection with a stock option, and as such are subject to the limit on shares authorized under Article II, Paragraph C. A Stock Appreciation Right shall entitle the Participant to receive from the Company an amount equal to the positive difference between the Fair Market Value of a share of Common Stock on the exercise of the Stock Appreciation Right and the exercise price of the related stock option.

     2. Stock Appreciation Rights will be subject to all applicable provisions of the Program, as well as any other provisions the Committee may adopt. The exercise of an SAR will result in the cancellation of the related stock option, and options so cancelled shall not be available for future awards under the Program. The exercise, expiration, forfeiture or other termination of a stock option will result in termination of the attached SAR.

                           VI. PERFORMANCE UNIT AWARDS

     A. Each Award shall be subject to the limitations and terms provided in the Program. A new Award may commence on the first anniversary date of the preceding Award. The Committee shall grant to each Participant in a Performance Unit Award a number of units with a target cash value as shall be established by the Committee prior to the first year of each Performance Period.

     B. To allow for recognition of significant individual contributions to the Company's performance, individual awards of Performance Units may be granted to new Participants during the first year of a Performance Period, at the discretion of the Committee.

     C. Performance Unit Awards for each Participant shall be recommended by the Chief Executive Officer and submitted to the Committee for approval. Participants will generally be notified of their individual Performance Unit Award within the first six months of a Performance Period.

     D. Performance Goals for each Performance Period will be recommended by the Chief Executive Officer of the Company, and submitted to the Committee for approval.

     E. Once a Performance Period has begun and Performance Goals have been established, they may not be changed for that Performance Period except in the event of:

     1. A significant acquisition of another business concern by the Company, as deemed by the Committee;

     2. A disposition of a significant part of the business by the Company, as deemed by the Committee;

     3. An external calamitous event, such as a natural disaster, which has a significant effect on the Company, as determined by the Committee;

     4.   Any  significant  changes  due  to  legislation,   as  deemed  by  the
          Committee; or

     5.   Any other extraordinary event, as deemed by the Committee.

     F. A performance valuation schedule shall be recommended by the Chief Executive Officer of the Company and approved by the Committee before grants are made under the Program. The Committee shall approve or modify the proposed schedule which will contain various levels of performance and corresponding Performance Unit values.

     G. At the end of a Performance Period, the Committee shall review actual performance and determine the Award payouts, if any.

     H. In the event of a Participant's Termination of Employment prior to the satisfaction of conditions related to outstanding Performance Unit Awards for reasons other than discharge or resignation, the Participant, or the Participant's estate or beneficiary, in the sole discretion of the Committee, may be entitled to receive a pro-rata distribution of outstanding Performance Unit Awards. In the event of Termination of Employment due to resignation or discharge, all Awards will be cancelled, and the Participant shall not be entitled to any further consideration with respect to the forfeited Performance Units, subject to the discretion of the Committee.

                             VII. PERFORMANCE AWARDS

A.   PERFORMANCE AWARDS GRANTED TO DESIGNATED PARTICIPANTS

     If the Committee determines that an award of Performance Shares, Performance Units or Restricted Stock to be granted to a Participant should qualify as "performance-based compensation" for purposes of Section 162(m) of the Code, the grant, vesting and/or settlement of such award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Article VII.A.

     1. PERFORMANCE GOALS GENERALLY. The performance goals for such awards ("Performance Awards") shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Article VII.A. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto). The Committee may determine that such Performance Awards shall be granted, vested and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, vesting and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

     2. BUSINESS CRITERIA. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2) revenues; (3) cash flow; (4) cash flow return on investment; (5) return on assets, return on investment, return on capital, return on equity; (6) economic value added; (7) operating margin; (8) net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; operating earnings; (9) total stockholder return; and (10) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index.

     3. PERFORMANCE PERIOD. Timing for Established Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for "performance-based compensation" under
Section 162(m) of the Code.

     4. SETTLEMENT OF PERFORMANCE AWARDS. Other Terms. Settlement of such Performance Awards shall be in cash, Common Stock or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a the Participant in respect of a Performance Award subject to this Article VII.A. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of Termination of Employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

B.   WRITTEN DETERMINATION

     All determinations by the Committee as to the establishment of performance goals or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Article VII.A. shall be made in writing in the case of any award intended to qualify under Section 162(m) of the Code.

                            VIII. GENERAL PROVISIONS

A.   AMENDMENT AND TERMINATION OF PROGRAM

     The Board may, at any time and from time to time, suspend or terminate the Program in whole or amend it from time to time in such respects as the Board may deem appropriate; provided, however, that, without the consent of an affected Participant, no amendment, suspension, or termination of the Program may adversely affect the rights of such Participant under any Award theretofore granted to him or her.

B.   GOVERNMENT AND OTHER REGULATIONS

     The right of the Company to issue Awards under the Program shall be subject to all applicable laws, rules and regulations, and to such approvals by any government agencies as may be required.

C.   OTHER COMPENSATION PLANS AND PROGRAMS

     The Program shall not be deemed to preclude the implementation by Company of other compensation plans or programs which may be in effect from time to time.

D.   MISCELLANEOUS PROVISIONS

     1. NO RIGHT TO CONTINUE EMPLOYMENT: Nothing in the Program or in any Award confers upon any Participant the right to continue in the employ of the Company or interferes with or restricts in any way the rights of the Company to discharge any Participant at any time for any reason whatsoever, with or without cause.

     2. NON-TRANSFERABILITY: Except as otherwise determined by the Committee and set forth in the applicable Award Agreement, prior to being earned under Articles III, IV, or VI, or being exercised under Article V, no right or interest of any Participant in any Award under the Program shall be (a) assignable or transferable, except by will or the laws of descent and distribution or a valid beneficiary designation taking effect at death made in accordance with procedures established by the Committee, or (b) liable for, or subject to, any lien, obligation or liability, except to the extent that Non-Qualified Stock Options may be pledged as security in a margin account for their exercise.

     3. DESIGNATION OF BENEFICIARY: A Participant, in accordance with procedures established by the Committee, may designate a person or persons to receive, in the event of the Participant's death, (a) any payments with respect to which the Participant would then be entitled, and (b) the right to continue to participate in the Program to the extent of such Participant's outstanding Awards. Such designation shall be made upon forms supplied by and delivered to the Company and may be revoked in writing.

     4. WITHHOLDING TAXES: The Company may require a payment from a Participant to cover applicable withholding for income and employment taxes. The Company reserves the right to offset such tax payment from any other funds which may be due the Participant by the Company.

     5. PROGRAM EXPENSES: Any expenses of administering the Program shall be borne by the Company.

     6. CONSTRUCTION OF PROGRAM: The interpretation of the Program and the application of any rules implemented hereunder shall be determined solely in accordance with the laws of the State of New York.

     7. UNFUNDED PROGRAM: The Program shall be unfunded, and the Company shall not be required to segregate any assets which may at any time be represented by Awards. Any liability of the Company to any person with respect to an Award under this Program shall be based solely upon any obligations which may be created by this Program: no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.

     8. BENEFIT PLAN COMPUTATIONS: Any benefits received or amounts paid to a Participant with respect to any Award granted under the Program shall not have any effect on the level of benefits provided to or received by any Participant, or the Participant's estate or beneficiary, as part of any employee benefit plan (other than the Program) of the Company.

     9. PRONOUNS, SINGULAR AND PLURAL: The masculine may be read as feminine, the singular as plural and the plural as singular as necessary to give effect to the Program.

E.   EFFECTIVE DATES

     The amendment and restatement of the Program will become effective on approval by the Board of the Company, subject to shareholder approval. All outstanding Awards shall remain in effect until all outstanding awards have been earned, have been exercised or repurchased, have expired or have been cancelled.

                                                                      APPENDIX C


                                 XL CAPITAL LTD

                          EMPLOYEE SHARE PURCHASE PLAN

1.   PURPOSE

     The purpose of this Plan is to provide an opportunity for employees of XL Capital Ltd (the "Company") and its Participating Subsidiaries, to purchase ordinary shares of the Company and thereby to have an additional incentive to contribute to the prosperity of the Company. It is the intention of the Company that the Plan qualify as an "employee share purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), although the Company makes no undertaking nor representation to maintain such qualification.

2.   DEFINITIONS

     The following terms, when used in the Plan, shall have the following meanings:

(a) "Board" or "Board of Directors" means the Board of Directors of the Company, as constituted from time to time.

(b) "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to a particular section of the Code include any successor provisions.

(c) "Committee" means the committee appointed by the Board of Directors to administer the Plan pursuant to the provisions of Section 3(a) below.

(d) "Common Stock" means the ordinary shares, par value US$0.01 per share, of the Company.

(e)  "Company" means XL Capital Ltd, a Cayman Islands corporation.

(f) "Fair Market Value" on a particular date means the mean between the highest and lowest sales prices of a share of Common Stock on the principal stock exchange or stock market on which the Common Stock may be listed or admitted to trading. If there were no sales on such date, the respective prices on the most recent prior day on which sales were reported shall be used. If the foregoing method of determining fair market value should be inconsistent with Section 423 of the Code, "Fair Market Value" shall be determined by the Committee in a manner consistent with Section 423 of the Code and shall mean the value as so determined.

(g) "Offering" means a period, designated by the Committee in accordance with the provisions of Section 6 of the Plan, on the first day of which options will be granted to eligible employees pursuant to Section 8(a) of the Plan and on the last day of which such options will be deemed exercised or will expire, as applicable, in accordance with Section 8(b) of the Plan.

(h) "Participant" or "Participating Employee" means an employee of the Company or a Participating Subsidiary who is eligible to participate in an Offering under the Plan pursuant to Section 5 below and who elects to participate in such Offering in accordance with Section 6 below.

(i) "Participating Subsidiary" means, with respect to an Offering under the Plan, a Subsidiary the employees of which are authorized by the Committee as provided in Section 5 below to participate in such Offering.

(j) "Plan" means the XL Capital Ltd Employee Share Purchase Plan set forth herein, as amended from time to time.

(k) "Parent" means a parent corporation as defined in Section 424(e) of the Code, including a corporation, which becomes such a parent in the future.

(l) "Subsidiary" means a subsidiary corporation as defined in Section 424(f) of the Code, including a corporation, which becomes such a subsidiary in the future.

(m) "Total Compensation" means, with respect to any Offering, the cash compensation received by a Participating Employee from the Company or a Participating Subsidiary for services, including overtime, premium pay, commissions and annual bonus, in each case prior to reduction for pre-tax contributions made to a plan or salary reduction contributions to a plan excludable from income under Sections 125 or 402(g) of the Code.

     Notwithstanding the foregoing, "Total Compensation" shall not include severance pay, stay-on bonuses, retirement income, welfare benefits or income derived from share options, share appreciation rights or other equity-based compensation.

3.   ADMINISTRATION

     (a) The Plan shall be administered by a committee of the Board consisting of two or more directors appointed from time to time by the Board.

     (b) Subject to the provisions of the Plan, the powers of the Committee shall include having the authority, in its discretion, to:

          (i)  define,   prescribe,   amend  and  rescind  rules,   regulations,
               procedures, terms and conditions relating to the Plan; and

          (ii) interpret, administer and construe the Plan and make all other determinations necessary or advisable for the administration of the Plan, including but not limited to correcting defects, reconciling inconsistencies and resolving ambiguities.

     (c) The interpretation by the Committee of the terms and conditions of the Plan, and its administration of the Plan, and all action taken by the Committee, shall be final, binding and conclusive on the Company, its stockholders, Subsidiaries, all Participants and employees, and upon their respective successors and assigns, and upon all other persons claiming under or through any of them.

     (d) Members of the Board, members of the Committee and persons to whom authority is delegated under Section 3(e) below acting under this Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross or willful misconduct in the performance of their duties.

     (e) The Committee may delegate its authority to administer the Plan to any individuals as the Committee may determine and such individuals shall serve solely at the pleasure of the Committee. Any individuals who are authorized by the Committee to administer the Plan shall have the full power to act on behalf of the Committee, but shall at all times be subordinate to the Committee and the Committee shall retain ultimate authority for the administration of the Plan.

4.   STOCK SUBJECT TO THE PLAN

     (a) Subject to paragraph (c) below, the aggregate number of shares of Common Stock that may be sold under the Plan is 1,225,000 shares of Common Stock.

     (b) If the number of shares of Common Stock that Participating Employees become entitled to purchase is greater than the number of shares of Common Stock that are offered in a particular Offering or that remain available under the Plan, the available shares of Common Stock shall be allocated by the Committee among such Participating Employees in such manner as it deems fair and equitable.

     (c) In the event of any change in the Common Stock, through recapitalization, merger, consolidation, stock dividend or split, combination or exchange of shares, spin-off or otherwise, the Committee may make such equitable adjustments in the Plan and the then outstanding Offerings as it deems necessary and appropriate including, but not limited to, changing the number of shares of Common Stock reserved under the Plan, and the purchase price of shares in the current Offering; provided that any such adjustments shall be consistent with Sections 423 and 424 of the Code.

     (d) Shares of Common Stock which are to be delivered under the Plan may be obtained by the Company from its treasury, by purchasing such shares on the open market or from private sources, or by issuing authorized but unissued shares of its Common Stock. Shares of authorized but unissued Common Stock may not be delivered under the Plan if the purchase price thereof is less than the par value (if any) of the Common Stock at the time. The Committee may (but need not) provide at any time or from time to time (including without limitation upon or in contemplation of a change in control) for a number of shares of Common Stock equal in number to the number of shares then subject to options under this Plan to be issued or transferred to, or acquired by, a trust (including but not limited to a grantor trust) for the purpose of satisfying the Company's obligations under such options, and, unless prohibited by applicable law, such shares held in trust shall be considered authorized and issued shares with full dividend and voting rights, notwithstanding that the options to which such shares relate might not be exercisable at the time.

5.   ELIGIBILITY

     (a) All employees of the Company and any Participating Subsidiaries designated by the Committee from time to time will be eligible to participate in the Plan, in accordance with and subject to such rules and regulations as the Committee may prescribe; provided, however, that (a) such rules shall comply with the requirements of the Code (including but not limited to Section 423(b)(3), (4) and (8) thereof), (b) the Committee may (but need not) in its discretion exclude employees who have been employed by the Company or a Participating Subsidiary less than two years and/or highly compensated employees within the meaning of Section 414(q) of the Code from being eligible to participate in the Plan or any Offering, but unless and until otherwise determined by the Committee, only employees who have been employed less than six months will be excluded, and (c) no employee may be granted an option under the Plan if such employee, immediately after the option is granted, owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of his employer corporation or any Parent or Subsidiary (with the rules of Section 424(d) of the Code applicable in determining the stock ownership of an employee, and stock which the employee may purchase under outstanding options, whether or not such options qualify for the special tax treatment afforded by Section 421 (a) of the Code, shall be treated as stock owned by the employee), and (d) all Participating Employees shall have the same rights and privileges under the Plan except for differences which may be mandated by local law and which are consistent with Section 423(b)(5) of the Code.

6.   OFFERINGS; PARTICIPATION

     The Company may make Offerings of up to 27 months' duration each, to eligible employees to purchase shares of Common Stock under the Plan, until all shares authorized to be delivered under the Plan have been exhausted or until the Plan is sooner terminated by the Board. Subject to the preceding sentence, the number, commencement date and duration of any Offerings shall be determined by the Committee in its sole discretion; provided that, unless the Committee determines otherwise, (a) the first Offering shall commence on July 1, 2002 and shall terminate on December 31, 2002, and (b) a new six-month Offering shall commence immediately after the end of the previous Offering. The duration of any Offering need not be the same as the duration of any other Offering, and more than one Offering may commence or terminate on the same date if the Committee so provides. Subject to such rules and procedures as the Committee may prescribe, an eligible employee may elect to participate in an Offering at such time(s) as the Committee may permit by authorizing a payroll deduction (to the extent permitted by applicable local law) for such purpose in one percent increments of up to a maximum of twenty percent of his or her Total Compensation with respect to such Offering or such lesser amount as the Committee may prescribe. Participant elections may be made in any manner deemed appropriate by the Committee from time to time, including by voice response or through the internet. The Committee may (but need not) permit employee contributions to be made by means other than payroll deductions, provided that in no event shall an employee's contributions (excluding interest, if any, credited pursuant to Section 7(a) below) from all sources in any Offering exceed twenty percent of his or her Total Compensation with respect to such Offering or such lesser amount as the Committee may prescribe. The Committee may at any time suspend or accelerate the completion of an Offering if required by law or deemed by the Committee to be in the best interests of the Company, including in the event of a change in ownership or control of the Company or any Subsidiary.

7.   PAYROLL DEDUCTIONS

     (a) The Company will maintain payroll deduction accounts on its books for all Participating Employees, and may (but need not, unless required by applicable law) credit such accounts with interest if (and only if) the Committee so directs at such rate (if any) as the Committee may prescribe. All employee contributions and any interest thereon which the Committee may authorize in accordance with the preceding sentence shall be credited to such accounts. Employee contributions and any interest credited to the payroll deduction accounts of Participating Employees need not, unless required by applicable law, be segregated from other corporate funds and, to the extent permitted by applicable law, may be used for any corporate purpose.

     (b) At such times as the Committee may permit and subject to such rules and procedures as the Committee may prescribe, a Participating Employee may suspend his or her payroll deduction during an Offering, or may withdraw the balance of his or her payroll deduction account and thereby withdraw from participation in an Offering.

     (c) Any balance remaining in an employee's payroll deduction account after shares have been purchased in an Offering pursuant to Section 8(b) below will be refunded to the Participating Employee. Upon termination of the

Plan, all amounts in the accounts of Participating Employees shall be carried forward into their payroll deduction accounts under a successor plan, if any, or refunded to them, as the Committee may decide.

     (d) In the event of the termination of a Participating Employee's employment for any reason, his or her participation in any Offering under the Plan shall cease, no further amounts shall be deducted pursuant to the Plan and the balance in the employee's account shall be paid as soon as practicable following such termination of employment to the employee, or, in the event of the employee's death, to the employee's beneficiary designated under this Plan or, in the absence of such a beneficiary designation, to the employee's estate.

8.   PURCHASE; LIMITATIONS

     (a) Subject to Section 5 above and within the limitations of Section 8(d) below, each person who is an eligible employee of the Company or a Participating Subsidiary on the first day of an Offering under the Plan is hereby granted an option, on the first day of such Offering, to purchase a number of whole and/or partial shares of Common Stock at the end of such Offering determined by dividing twenty percent (or such lesser percentage as may be specified by the Committee as the maximum employee contribution percentage in such Offering) of such employee's Total Compensation with respect to such Offering, plus such interest (if any) as the Committee may authorize to be credited during such Offering in accordance with Section 7(a) above, by 85 percent of the Fair Market Value of a share of Common Stock on the first date of such Offering or on the last date of such Offering, whichever is lower, provided that in no event shall the number of shares of Common Stock that may be purchased under any such option exceed 1,000 shares or such higher or lower number of whole or partial shares as the Committee may have specified in advance of such Offering as the maximum amount of stock which may be purchased by an employee in such Offering. The purchase price of such shares under such options shall be determined in accordance with Section 8(c) below. The Company's obligation to sell and deliver Common Stock in any Offering or pursuant to any such option shall be subject to the approval of any governmental authority whose approval the Committee determines it is necessary or advisable to obtain in connection with the authorization, issuance, offer or sale of such Common Stock.

     (b) As of the last day of the Offering, the payroll deduction account of each Participating Employee shall be totaled. Subject to the provisions of
Section 7(b) above and 8(d) below, if such account contains sufficient funds as of that date to purchase one or more whole or partial shares of Common Stock at the price determined under Section 8(c) below, the Participating Employee shall be conclusively deemed to have exercised the option granted pursuant to Section 8(a) above for as many whole or partial shares of Common Stock as the amount of his or her payroll deduction account (including any contributions made by means other than payroll deductions and including any interest credited to the account) at the end of the Offering can purchase (but in no event for more than the total number of shares that are subject to the option); such employee's account will be charged for the amount of the purchase and for all purposes under the Plan the employee will be deemed to have acquired the shares on that date; and either a stock certificate representing such shares will be issued to him or her, or the Company's record keeper will make an entry on its books and records evidencing that such shares have been duly issued or transferred as of that date, as the Committee may direct. Notwithstanding any provision of the Plan to the contrary, unless otherwise determined by the Committee, fractional shares may be purchased under the Plan. Any option granted pursuant to Section 8(a) above which is not deemed exercised as of the last day of the Offering in accordance with the foregoing provisions of this Section 8(b) shall expire on that date.

     (c) Unless the Committee determines before the first day of an Offering that a higher price that complies with Section 423 of the Code shall apply, the price at which shares of Common Stock may be purchased under each option granted pursuant to Section 8(a) above shall be the lesser of (i) an amount equal to 85 percent of the Fair Market Value of the Common Stock at the time such option is granted, or (ii) an amount equal to 85 percent of the Fair Market Value of the Common Stock at the time such option is exercised.

     (d) In addition to any other limitations set forth in the Plan, no employee may be granted an option under the Plan which permits his or her rights to purchase stock under the Plan, and any other stock purchase plan of his or her employer corporation and its Parent and Subsidiary that is qualified under
Section 423 of the Code, to accrue at a rate which exceeds US$25,000 of the Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which the option is outstanding at any time. The Committee may further limit the amount of Common Stock that may be purchased by any employee during an Offering in accordance with Section 423(b)(5) of the Code.

9.   NO TRANSFER

     (a) No option, right or benefit under the Plan may be transferred by any employee, whether by will, the laws of descent and distribution, or otherwise, and all options, rights and benefits under the Plan may be exercised during an employee's lifetime only by such employee.

     (b) Book entry accounts and certificates for shares of Common Stock purchased under the Plan may be maintained or registered, as the case may be, only in the name of the Participating Employee or, if such employee so indicates on his or her payroll deduction authorization form, in his or her name jointly with a member of his or her family, with right of survivorship.

10.  COMMITTEE RULES FOR FOREIGN JURISDICTIONS.

     With respect to employees of the Company or any Subsidiary who reside or work outside the United States, the Committee may, in its sole discretion, adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements. The Committee may also, where it deems it appropriate, establish one or more separate plans to reflect such amended or varied rules and procedures.

11.  EFFECTIVE DATE AND DURATION OF PLAN

     The Plan shall become effective when adopted by the Board, provided that the stockholders of the Company approve it within 12 months thereafter. If not so approved by shareholders, the Plan shall be null, void and of no force or effect. If so approved, the Plan shall remain in effect until all shares authorized to be issued or transferred hereunder have been exhausted or until the Plan is sooner terminated by the Board of Directors, and may continue in effect thereafter with respect to any options outstanding at the time of such termination if the Board of Directors so provides.

12.  AMENDMENT AND TERMINATION OF THE PLAN

     The Plan may be amended by the Board of Directors, without shareholder approval, at any time and in any respect, unless shareholder approval of the amendment in question is required under Section 423 of the Code. The Plan may also be terminated at any time by the Board of Directors.

13.  GENERAL PROVISIONS

     (a) Nothing contained in this Plan shall be deemed to confer upon any person any right to continue as an employee of or to be associated in any other way with the Company for any period of time or at any particular rate of compensation.

     (b) No person shall have any rights as a stockholder of the Company with respect to any shares optioned under the Plan until such shares are issued or transferred to him or her.

     (c) All expenses of adopting and administering the Plan shall be borne by the Company, and none of such expenses shall be charged to any employee.

     (d) The Plan shall be governed by and construed under the laws of the State of New York, without giving effect to the principles of conflict of laws of that State.

     (e) The Company shall not be under any obligation to issue Common Stock upon the exercise of any option unless and until the Company has determined that: (i) it and the Participant have taken all actions required to register the Common Stock under the Securities Act of 1933, or to perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) all other applicable provisions of state, federal and applicable foreign law have been satisfied.

[LOGO] XL CAPITAL                              2002  ANNUAL GENERAL MEETING
                                               MAY 10, 2002
                                               HAMILTON, BERMUDA



                     THERE ARE THREE WAYS TO VOTE YOUR PROXY


             TELEPHONE                                        INTERNET                                       MAIL
This   method  is   available   for             Visit  the   Internet   website  at            Simply complete, sign and date
residents  of the U.S.  and Canada.             http:// proxy.georgeson.com.  Enter            your  Proxy Card and return it
On a  touch  tone  telephone,  call             the  COMPANY   NUMBER  AND  CONTROL            in the postage-paid  envelope.
TOLL FREE 1 o 800 o 786 o 5337,  24             NUMBER  shown  below and follow the            If  you  are  delivering  your
hours  a day,  7 days a  week.  You             instructions    on   your   screen.            proxy  by   telephone  or  the
will be  asked  to  enter  ONLY the             Available until 5 p.m. Eastern Time            Internet,  please  do not mail
CONTROL  NUMBER shown  below.  Have             on Thursday, May 9, 2002.                      your Proxy Card.
your Proxy Card ready,  then follow
the   pre-recorded    instructions.
Available until 5 p.m. Eastern Time
on Thursday, May 9, 2002.

------------------------------               -----------------------------------
      COMPANY NUMBER                                   CONTROL NUMBER
------------------------------               -----------------------------------


          TO DELIVER YOUR PROXY BY MAIL, PLEASE DETACH PROXY CARD HERE

--------------------------------------------------------------------------------

[X] PLEASE MARK YOUR
    VOTE AS INDICATED
    IN THIS EXAMPLE.


--------------------------------------------------------------------------------

THE  BOARD  OF  DIRECTORS   RECOMMENDS  A  VOTE  "FOR"  PROPOSALS  1  THROUGH  4
(INCLUSIVE.)

                                                FOR  AGAINST                                                    FOR  AGAINST ABSTAIN
1.To elect the following six Nominees as         [ ]   [ ] 2. To appoint PricewaterhouseCoopers LLP, New York   [ ]    [ ]    [ ]
  Class I Directors to hold office until 2005:                to act as the Independent Auditors of the Company
                                                              for the fiscal year ending December 31, 2002.
    (01)    R. Bornhuetter   (02) M.P. Esposito
    (03)    R.R. Glauber     (04) P. Jeanbart              3. To approve the amendment and restatement of the   FOR  AGAINST ABSTAIN
    (05)    C. Rance         (06) E.E. Thrower                Company's 1991 Performance Incentive Program.     [ ]    [ ]    [ ]

INSTRUCTION: To withhold authority to vote for any nominee
listed, write that nominee's name in the  space provided   4. To approve the Company's Employee Share           FOR  AGAINST ABSTAIN
below:                                                        Purchase Plan.                                    [ ]    [ ]    [ ]

---------------------------------------------------------



                                           DATE: --------------------------,2002


                                           -------------------------------------


                                           -------------------------------------
                                                        SIGNATURE(S)

                                           IMPORTANT:  Please sign exactly as
                                           your name(s)  appear(s) hereon. If
                                           you      are       acting       as
                                           attorney-in-fact,        corporate
                                           officer,   or   in   a   fiduciary
                                           capacity,   please   indicate  the
                                           capacity in which you are signing.

                          PLEASE DETACH PROXY CARD HERE

--------------------------------------------------------------------------------

PROXY


                                 XL CAPITAL LTD

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned Shareholder of XL Capital Ltd hereby appoints Brian M. O'Hara or, failing him, Paul S. Giordano to be its proxy and to vote for the undersigned on all matters arising at the meeting or any adjournment thereof and to represent the undersigned at the Annual General Meeting of Shareholders of XL Capital Ltd to be held on May 10, 2002 in Hamilton, Bermuda.


THE SHARES REPRESENTED HEREBY WILL BE VOTED WITH THE INSTRUCTIONS CONTAINED HEREIN. IF NO INSTRUCTION IS GIVEN, THE SHARES WILL BE VOTED "FOR" ITEMS 1 THROUGH 4 (INCLUSIVE) ON THE REVERSE HEREOF, ALL SAID ITEMS BEING FULLY DESCRIBED IN THE NOTICE OF SUCH MEETING AND THE ACCOMPANYING PROXY STATEMENT, RECEIPT OF WHICH ARE ACKNOWLEDGED. THE UNDERSIGNED RATIFIES AND CONFIRMS ALL THAT SAID PROXIES OR THEIR SUBSTITUTES MAY LAWFULLY DO BY VIRTUE HEREOF.

       (Continued, and to be marked, dated and signed, on the other side)


                                                               -----------------
                                                                SEE REVERSE SIDE
                                                               -----------------